UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
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SONIC AUTOMOTIVE, INC.

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SONIC AUTOMOTIVE, INC.
4401 Colwick Road
Charlotte, North Carolina 28211
March 18, 2020
Dear Stockholder:
You are cordially invited to attend our 2020 annual meeting of stockholders (the “Annual Meeting”) to be held at 4:00 p.m., Eastern Time, on Wednesday, April 29, 2020 at the corporate headquarters of Sonic Automotive, Inc. located at 4401 Colwick Road, Charlotte, North Carolina 28211. We look forward to greeting personally those stockholders who are able to attend.
The accompanying Notice of 2020 Annual Meeting of Stockholders and Proxy Statement describe the matters on which action will be taken at the Annual Meeting.
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. To ensure that your vote will be received and counted, at your earliest convenience, please follow the instructions for voting your shares provided in the accompanying Proxy Statement and proxy card or voting instruction form, the notice letter or the voting instructions you receive by e-mail. Your vote is important regardless of the number of shares you own.
Sincerely,
/s/ O. Bruton Smith
O. Bruton Smith
Executive Chairman

SONIC AUTOMOTIVE, INC.
4401 Colwick Road
Charlotte, North Carolina 28211
(704) 566-2400
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
March 18, 2020
The 2020 annual meeting of stockholders (the “Annual Meeting”) of Sonic Automotive, Inc. (“Sonic”) will be held at 4:00 p.m., Eastern Time, on Wednesday, April 29, 2020 at Sonic’s corporate headquarters located at 4401 Colwick Road, Charlotte, North Carolina 28211, for the following purposes as described in the accompanying Proxy Statement:
1.To elect the 10 directors nominated by the Board of Directors;
2.To ratify the appointment of KPMG LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2020;
3.To approve, on an advisory basis, Sonic’s named executive officer compensation in fiscal 2019;
4.To approve the amendment and restatement of the Sonic Automotive, Inc. 2012 Formula Restricted Stock and Deferral Plan for Non-Employee Directors; and
5.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Board of Directors recommends that you vote “FOR” Items 1, 2, 3 and 4. The proxy holders will use their discretion to vote on other matters that may properly arise at the Annual Meeting or any adjournment or postponement thereof.
Only holders of record of Sonic’s Class A Common Stock and Class B Common Stock as of the close of business on March 9, 2020 will be entitled to receive notice of, and to vote at, the Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the meeting. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and proxy card or voting instruction form, the notice letter or the voting instructions you receive by e-mail. Submitting your proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.
By Order of the Board of Directors,
/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders To Be Held on April 29, 2020:

The Notice of Annual Meeting and Proxy Statement
and the 2019 Annual Report to Stockholders are available at www.proxyvote.com

i

PROXY STATEMENT
___________________________
GENERAL INFORMATION
The 2020 annual meeting of stockholders of Sonic Automotive, Inc. will be held at 4:00 p.m., Eastern Time, on Wednesday, April 29, 2020 at Sonic’s corporate headquarters located at 4401 Colwick Road, Charlotte, North Carolina 28211, for the purposes set forth in the accompanying Notice of 2020 Annual Meeting of Stockholders. In this Proxy Statement, we refer to this meeting, together with any adjournment or postponement thereof, as the “Annual Meeting.” Only holders of record of Sonic’s Class A Common Stock and Class B Common Stock as of the close of business on March 9, 2020 (the “Record Date”) will be entitled to receive notice of, and to vote at, the Annual Meeting. This Proxy Statement and form of proxy are being furnished to stockholders in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of proxies to be used at the Annual Meeting. On or about March 18, 2020, Sonic began mailing to its stockholders this Proxy Statement, the accompanying proxy card or voting instruction form and the 2019 Annual Report to Stockholders, or a notice letter, as applicable. References in this Proxy Statement to “Sonic,” the “Company,” “we,” “us,” “our” and similar terms refer to Sonic Automotive, Inc. We sometimes refer in this Proxy Statement to our Class A Common Stock and Class B Common Stock together as our “Common Stock.”
Shares Entitled to Vote and Voting Rights
Sonic currently has authorized under its Amended and Restated Certificate of Incorporation 100,000,000 shares of Class A Common Stock, of which 30,677,668 shares were outstanding as of the Record Date and are entitled to vote at the Annual Meeting, and 30,000,000 shares of Class B Common Stock, of which 12,029,375 shares were outstanding as of the Record Date and are entitled to vote at the Annual Meeting. As provided in Sonic’s Amended and Restated Certificate of Incorporation, on all matters presented at the Annual Meeting, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have 10 votes per share. All outstanding shares of Common Stock are entitled to vote as a single class on any matter submitted to a vote at the Annual Meeting. The presence, in person or by proxy, of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.
Voting Requirement to Approve Each of the Proposals
The following sets forth the voting requirement to approve each of the proposals:
Proposal 1, Election of Directors. Directors shall be elected by the affirmative vote of a majority of the votes cast (meaning that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee). If any nominee for director who is an incumbent director receives a greater number of votes “against” his or her election than votes “for” his or her election in an uncontested election of directors, our Amended and Restated Bylaws and Corporate Governance Guidelines require that such person must promptly tender his or her resignation to the Secretary of the Company following certification of the stockholder vote for consideration by the Board. See “Proposal 1: Election of Directors” for a more detailed description of the Company’s director resignation policy.
Proposal 2, Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of KPMG LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2020 requires the affirmative vote of a majority of the votes cast (meaning that the number of votes cast “for” the proposal must exceed the number of votes cast “against” such proposal).
Proposal 3, Advisory Vote to Approve Named Executive Officer Compensation. Advisory approval of Sonic’s named executive officer compensation in fiscal 2019 requires the affirmative vote of a majority of the votes cast (meaning that the number of votes cast “for” the proposal must exceed the number of votes cast “against” such proposal).
Proposal 4, Approval of the Amendment and Restatement of the Sonic Automotive, Inc. 2012 Formula Restricted Stock and Deferral Plan for Non-Employee Directors. Approval of the amendment and restatement of the Sonic Automotive, Inc. 2012 Formula Restricted Stock and Deferral Plan for Non-Employee Directors (the “2012 Formula Plan”) requires the affirmative vote of a majority of the votes cast (meaning that the number of votes cast “for” the proposal must exceed the aggregate of the number of votes cast “against” such proposal plus abstentions).
Other Items. Approval of any other matters requires the affirmative vote of a majority of the votes cast (meaning that the number of votes cast “for” the item must exceed the number of votes cast “against” such item).
Methods of Voting
If your shares of Class A Common Stock are registered directly in your name, you may vote by mail, by telephone, via the Internet or in person at the Annual Meeting. If your shares of Class A Common Stock are held in the name of your bank, broker or other nominee, you may vote by mail or in person at the Annual Meeting (if you have obtained a legal proxy from the stockholder of record), and, depending on the voting procedures of the stockholder of record, you may be able to vote by telephone or via the Internet. If you are a registered holder of Class B Common Stock, you may vote by mail or in person at the Annual Meeting.
Voting by Mail. By signing and dating the proxy card or voting instruction form and returning it in the prepaid and addressed envelope enclosed with the proxy materials delivered by mail, you are authorizing the individuals named on the proxy card or voting instruction form to vote your shares at the Annual Meeting in the manner you indicate.
Voting by Telephone or via the Internet.  To vote by telephone or via the Internet, please follow either the instructions included on your proxy card or voting instruction form, your notice letter or the voting instructions you receive by e-mail. If you vote by telephone or via the Internet, you do not need to complete and mail a proxy card or voting instruction form. You may incur costs such as telephone and Internet access charges if you vote by telephone or via the Internet. If you choose to vote by telephone or via the Internet, you must do so by 11:59 p.m., Eastern Time, on Tuesday, April 28, 2020.
Voting in Person at the Annual Meeting.  If you attend the Annual Meeting and wish to vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your bank, broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the meeting a legal proxy from your bank, broker or other nominee authorizing you to vote those shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote as soon as possible to ensure that your shares will be voted if you are unable to attend the meeting. If you receive more than one proxy card, voting instruction form, notice letter or e-mail notification, it is an indication that your shares are held in multiple accounts. To vote all of your shares, you must vote separately as described above for each proxy card, voting instruction form, notice letter or e-mail notification that you receive.
Effect of Abstentions and Broker Non-Votes
Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker non-vote occurs when a nominee holding shares in street name for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.
Under the New York Stock Exchange rules (the “NYSE rules”), Proposal 2, the ratification of the appointment of KPMG LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2020, is considered a “routine” matter, which means that brokerage firms may vote in their discretion on this proposal on behalf of clients who have not furnished voting instructions. However, Proposals 1, 3 and 4, the election of directors, the advisory vote to approve Sonic’s named executive officer compensation in fiscal 2019 and the approval of the amendment and restatement of the 2012 Formula Plan, respectively, are “non-routine” matters under the NYSE rules, which means that brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.
With respect to Proposal 1, the election of directors, you may vote “for” or “against” each of the nominees for the Board, or you may “abstain” from voting for one or more nominees. If you “abstain” from voting with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will also have no effect on the election of the nominees.
With respect to Proposals 2, 3 and 4, the ratification of the appointment of KPMG LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2020, the advisory vote to approve Sonic’s named executive officer compensation in fiscal 2019 and the approval of the amendment and restatement of the 2012 Formula Plan, respectively, you may vote “for” or “against” these proposals, or you may “abstain” from voting on these proposals. For Proposals 2 and 3, abstentions and broker non-votes are not considered votes cast for the foregoing purposes and will therefore have no effect on the vote for these proposals. For Proposal 4, under the NYSE rules, abstentions are considered votes cast for the foregoing purpose and will therefore have the effect of votes “against” this proposal, whereas broker non-votes are not considered votes cast for the foregoing purpose and will therefore have no effect on the vote for this proposal. As discussed above, because Proposal 2, the ratification of the appointment of KPMG LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2020, is considered a “routine” matter, we do not expect any broker non-votes with respect to this proposal.
Voting of Proxies
Each valid proxy received and not revoked before the Annual Meeting will be voted at the meeting. To be valid, a written proxy card must be properly executed and dated. Proxies voted by telephone or via the Internet must be properly completed pursuant to this solicitation. If you specify your vote regarding any matter presented at the Annual Meeting, your shares will be voted by one of the individuals named on the proxy in accordance with your specification. If you do not specify your vote, your shares will be voted (i) “FOR” the election of each of the 10 directors nominated by the Board of Directors; (ii) “FOR” the ratification of the appointment of KPMG LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2020; (iii) “FOR” the approval, on an advisory basis, of Sonic’s named executive officer compensation in fiscal 2019; (iv) “FOR” the approval of the amendment and restatement of the 2012 Formula Plan; and (v) in the discretion of the proxy holders on any other business as may properly come before the Annual Meeting. The Board of Directors currently knows of no other business that will be presented for consideration at the Annual Meeting.
Revoking Your Proxy or Changing Your Vote
You may revoke your proxy or change your vote at any time before the vote is taken at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy or change your vote by (i) submitting a written notice of revocation to Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211; (ii) delivering a proxy bearing a later date by telephone, via the Internet or by mail until the applicable deadline for each method; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the meeting. For all methods of voting, the last vote cast will supersede all previous votes. If you hold your shares in street name and you have instructed your bank, broker or other nominee to vote your shares, you may revoke or change your voting instructions by following the specific instructions provided to you by your bank, broker or other nominee, or, if you have obtained a legal proxy from your bank, broker or other nominee, by attending the Annual Meeting and voting in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth certain information regarding the beneficial ownership of Sonic’s Common Stock as of March 9, 2020, by (i) each person known by Sonic to beneficially own more than 5% of a class of the outstanding shares of Common Stock, (ii) each director and director nominee, (iii) each named executive officer listed in the Summary Compensation Table and (iv) all directors and executive officers as a group. As of March 9, 2020, a total of 30,677,668 shares of Class A Common Stock and 12,029,375 shares of Class B Common Stock were outstanding. Except as otherwise indicated in the footnotes below, each of the persons named in the table has sole voting and investment power with respect to the securities indicated as beneficially owned by such person, subject to community property laws where applicable. Unless otherwise indicated in the footnotes below, the address for each of the beneficial owners is c/o Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211.

Beneficial Owner	Number of Shares of Class A Common Stock(1)	Percentage of Outstanding Class A Common Stock	Number of Shares of Class B Common Stock	Percentage of Outstanding Class B Common Stock	Percentage of All Outstanding Voting Stock(2)
O. Bruton Smith(3)(4)(5)	816,843	2.7%	12,029,375	100.0%	30.1%
Sonic Financial Corporation(3)(4)	—	*	9,858,125	82.0%	23.1%
B. Scott Smith(3)(4)	345,395	1.1%	9,858,125	82.0%	23.9%
David Bruton Smith(3)(4)(6)(7)	285,519	*	9,858,125	82.0%	23.7%
Marcus G. Smith(3)(4)(8)(9)	23,882	*	9,858,125	82.0%	23.1%
Jeff Dyke(10)	483,908	1.6%	—	—	1.1%
Heath R. Byrd(11)(12)	86,047	*	—	—	*
William I. Belk(13)(14)	83,390	*	—	—	*
William R. Brooks(13)	87,755	*	—	—	*
Victor H. Doolan(13)(15)	51,645	*	—	—	*
John W. Harris III(13)	32,253	*	—	—	*
Robert Heller (13)(16)	83,390	*	—	—	*
R. Eugene Taylor(13)	34,148	*	—	—	*
All directors and executive officers as a group (11 persons)	2,068,780	6.6%	12,029,375	100.0%	32.7%
Paul P. Rusnak(17)	5,420,000	17.7%	—	—	12.7%
BlackRock, Inc.(18)	4,270,867	13.9%	—	—	10.0%
Dimensional Fund Advisors LP (19)	2,600,013	8.5%	—	—	6.1%
The Vanguard Group, Inc. (20)	2,375,187	7.7%	—	—	5.6%
Hotchkis and Wiley Capital Management, LLC (21)	1,704,074	5.6%	—	—	4.0%
__________
* Less than 1%.
(1)Includes shares of Class A Common Stock, shares of restricted stock (which have both voting and dividend rights) and restricted stock units (which do not have voting or dividend rights) held by these individuals, including those shares of Class A Common Stock shown below as to which the following persons currently have a right, or will have the right within 60 days after March 9, 2020, to acquire beneficial ownership through the vesting of restricted stock units: (i) Mr. O. Bruton Smith, 36,492 shares; Mr. David Bruton

Smith, 31,519 shares; Mr. Jeff Dyke, 361,476 shares; and Mr. Heath R. Byrd, 21,935 shares; and (ii) all directors and executive officers as a group, 451,422 shares.
(2)The percentage of total voting power of Sonic is as follows: (i) Mr. O. Bruton Smith, 80.2%; Sonic Financial Corporation (“SFC”), 65.3%; Mr. B. Scott Smith, 65.5%; Mr. David Bruton Smith, 65.5%; Mr. Marcus G. Smith, 65.3%; Mr. Paul P. Rusnak, 3.6%; BlackRock, Inc., 2.8%; Dimensional Fund Advisors LP, 1.7%; The Vanguard Group, Inc., 1.6%; Hotchkis and Wiley Capital Management, LLC, 1.1%; and less than 1% for all other stockholders shown; and (ii) all directors and executive officers as a group, 80.8%.
(3)The address for Messrs. O. Bruton Smith, B. Scott Smith, David Bruton Smith and Marcus G. Smith and SFC is 5401 East Independence Boulevard, Charlotte, North Carolina 28212.
(4)The amount of Class B Common Stock shown for Mr. O. Bruton Smith consists of 2,171,250 shares owned directly by him and 9,858,125 shares owned by SFC. The amount of Class B Common Stock shown for each of Messrs. B. Scott Smith, David Bruton Smith and Marcus G. Smith consists of 9,858,125 shares owned by SFC. Messrs. O. Bruton Smith, B. Scott Smith, David Bruton Smith and Marcus G. Smith jointly control a majority of SFC’s outstanding voting stock, and are directors and officers of SFC and are deemed to have shared voting and investment power with respect to the shares of Class B Common Stock held by SFC.
(5)Includes 36,492 restricted stock units convertible into shares of Class A Common Stock that will vest on March 31, 2020.
(6)Approximately 234,443 shares of Class A Common Stock owned directly or indirectly by Mr. David Bruton Smith are pledged to secure loans.
(7)Includes 31,519 restricted stock units convertible into shares of Class A Common Stock that will vest on March 31, 2020.
(8)Approximately 17,421 shares of Class A Common Stock owned directly or indirectly by Mr. Marcus G. Smith are pledged to secure loans.
(9)Includes 5,561 restricted shares of Class A Common Stock for Mr. Marcus G. Smith that will vest on July 24, 2020.
(10)Includes 28,143 and 333,333 restricted stock units convertible into shares of Class A Common Stock that will vest on March 31, 2020 and May 6, 2020, respectively.
(11)Approximately 51,340 shares of Class A Common Stock owned directly or indirectly by Mr. Heath R. Byrd are pledged to secure loans.
(12)Includes 21,935 restricted stock units convertible into shares of Class A Common Stock that will vest on March 31, 2020.
(13)Includes 8,543 restricted shares of Class A Common Stock for each of Messrs. Belk, Brooks, Doolan, Harris, Heller and Taylor that will vest on April 25, 2020.
(14)Includes 6,000 shares held by Mr. Belk’s children. Mr. Belk disclaims beneficial ownership of these shares.
(15)Includes 33,840 shares held indirectly by Mr. Doolan through the Doolan Family Trust.
(16)Mr. Heller shares voting and investment power over 11,000 shares with his wife.
(17)This information is based upon a Schedule 13D/A and a Form 4 filed with the Securities and Exchange Commission (the “SEC”) on May 26, 2010 and February 11, 2020, respectively, by Mr. Paul P. Rusnak, whose address is 14 Castle Oaks Court, Las Vegas, Nevada 89141. The Schedule 13D/A reports that Mr. Rusnak has sole voting and investment power over 5,000,000 shares and shared voting and investment power over no shares.

(18)This information is based upon a Schedule 13G/A filed with the SEC on February 4, 2020 by BlackRock, Inc. (“BlackRock”), whose address is 55 East 52nd Street, New York, New York 10055. The Schedule 13G/A reports that BlackRock has sole voting power over 4,127,331 shares, shared voting power over no shares and sole investment power over all of the shares shown.
(19)This information is based upon a Schedule 13G/A filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP (“Dimensional”), whose address is Building One, 6300 Bee Cave Road, Austin, Texas 78746. The Schedule 13G/A reports that Dimensional has sole voting power over 2,507,175 shares, shared voting power over no shares and sole investment power over all of the shares shown. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, funds, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of Sonic owned by the Funds and may be deemed to be the beneficial owner of these shares. However, all securities reported on the Schedule 13G/A are owned by the Funds, and Dimensional and its subsidiaries disclaim beneficial ownership of all of the shares shown.
(20)This information is based upon a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group, Inc. (“Vanguard”), whose address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Schedule 13G/A reports that Vanguard has sole voting power over 24,204 shares, shared voting power over 6,822 shares, sole investment power over 2,348,163 shares and shared investment power over 27,024 shares.
(21)This information is based upon a Schedule 13G/A filed with the SEC on February 13, 2020 by Hotchkis and Wiley Capital Management, LLC (“HWCM”), whose address is 601 S. Figueroa Street, 39th Floor, Los Angeles, California 90017. The Schedule 13G/A reports that HWCM has sole voting power over 1,413,474 shares, shared voting power over no shares and sole investment power over all of the shares shown. The Schedule 13G/A further reports that the securities reported therein are owned of record by clients of HWCM for whom HWCM serves as an investment adviser and HWCM disclaims beneficial ownership of all of the shares shown.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Sonic’s executive officers and directors and persons who beneficially own more than 10% of the outstanding shares of Sonic’s Class A Common Stock (collectively, the “reporting persons”) to file with the SEC initial reports of their beneficial ownership of Sonic’s Class A Common Stock and reports of changes in their beneficial ownership of Sonic’s Class A Common Stock. Based solely on a review of such reports and written representations made by Sonic’s executive officers and directors with respect to the completeness and timeliness of their filings, Sonic believes that the reporting persons complied with all applicable Section 16(a) filing requirements on a timely basis during fiscal 2019, except for (i) Mr. Paul P. Rusnak, a greater than 10% beneficial owner of Sonic, who filed a late Form 4 to report the distribution of shares from his individual retirement account to his personal account; (ii) Mr. B. Scott Smith, a greater than 10% beneficial owner of Sonic, who failed to timely report on Form 4 the forfeiture of restricted stock units based on the achievement of performance criteria and the delivery of shares by Mr. Smith to the Company to satisfy withholding tax obligations due upon the vesting of the restricted stock units, both of which were reported by Mr. Smith on a Form 5 filed with the SEC on January 21, 2020.

PROPOSAL 1
ELECTION OF DIRECTORS
The Board of Directors currently consists of 10 members and has no vacancies. On the recommendation of the Nominating and Corporate Governance Committee (the “NCG Committee”) of the Board of Directors, the Board has nominated each of our current directors to stand for reelection at the Annual Meeting. If elected, each nominee will serve until his term expires at the 2021 annual meeting of stockholders or until his successor is duly elected and qualified. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Except for Mr. Jeff Dyke, the Company’s President, and Mr. Marcus G. Smith, a greater than 10% beneficial owner of the Company, who were both elected to the Board in July 2019, all of the nominees were elected to the Board at the 2019 annual meeting of stockholders. Mr. Marcus G. Smith was recommended to the Board as a potential director by Mr. O. Bruton Smith, the Company’s Executive Chairman.
Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders intend to vote your shares for any substitute nominee proposed by the Board.
Under our Amended and Restated Bylaws and Corporate Governance Guidelines, in an uncontested director election, any nominee for director who is an incumbent director and receives a greater number of votes “against” his or her election than votes “for” his or her election must promptly tender his or her resignation to the Secretary of the Company following certification of the stockholder vote for consideration by the Board. In such event, within 120 days following certification of the stockholder vote, the Board will decide, after taking into account the recommendation of the NCG Committee (in each case excluding the nominee(s) in question), whether to accept the resignation. The NCG Committee and the Board may each consider all factors it deems relevant in deciding whether to accept a director’s resignation. Sonic will promptly disclose the Board’s decision and the reasons therefor in a Form 8-K filing with the SEC. The resignation policy set forth in our Amended and Restated Bylaws and our Corporate Governance Guidelines does not apply to contested director elections.
Director Nominees
We have set forth below information regarding each of the director nominees. The NCG Committee and the Board believe that the experience, qualifications, attributes and skills of the director nominees described below and in the “Corporate Governance and Board of Directors—Board Committees—NCG Committee” section of this Proxy Statement provide the Board with the ability to address the evolving needs of Sonic and to represent the best interests of the Company and its stockholders.
O. Bruton Smith, 93, is the Founder of Sonic and has served as its Executive Chairman since July 2015. Prior to his election as Executive Chairman, Mr. Smith had served as Chairman and Chief Executive Officer of the Company since its organization in January 1997. Mr. Smith has also served as a director of Sonic since its organization in January 1997. Mr. Smith is also a director of many of Sonic’s subsidiaries. Mr. Smith has worked in the retail automotive industry since 1966. Mr. Smith is also the Executive Chairman and a director of Speedway Motorsports, LLC f/k/a Speedway Motorsports, Inc. (“Speedway Motorsports”), which is controlled by Mr. Smith and his family. Speedway Motorsports was a public company until September 2019, whose shares were traded on the New York Stock Exchange (the “NYSE”). Among other things, Speedway Motorsports owns and operates the following speedways: Atlanta Motor Speedway, Bristol Motor Speedway, Charlotte Motor Speedway, Kentucky Speedway, Las Vegas Motor Speedway, New Hampshire Motor Speedway, Sonoma Raceway and Texas Motor

Speedway. Mr. Smith is also a director of most of Speedway Motorsports’ operating subsidiaries and a director and an officer of SFC, the largest stockholder of Sonic. He is the father of Mr. David Bruton Smith and Mr. Marcus G. Smith.
David Bruton Smith, 45, was elected as Chief Executive Officer of Sonic in September 2018. Prior to his election as Chief Executive Officer, Mr. Smith served as Sonic’s Executive Vice Chairman and Chief Strategic Officer from March 2018 to September 2018, as Sonic’s Vice Chairman from March 2013 to March 2018 and as an Executive Vice President of Sonic from October 2008 to March 2013. He has been a director of Sonic since October 2008 and has served in Sonic’s organization since 1998. Prior to being named an Executive Vice President and a director in October 2008, Mr. Smith had served as Sonic’s Senior Vice President of Corporate Development since March 2007. Mr. Smith served as Sonic’s Vice President of Corporate Strategy from October 2005 to March 2007, and also served prior to that time as Dealer Operator and General Manager of several Sonic dealerships. Mr. Smith is also a director and an officer of SFC, the largest stockholder of Sonic. He is the son of Mr. O. Bruton Smith and the brother of Mr. Marcus G. Smith.
Jeff Dyke, 52, was elected to the office of President of Sonic in September 2018 and is responsible for direct oversight for all of Sonic’s retail automotive operations. In addition, Mr. Dyke has served as a director of Sonic since July 2019. Mr. Dyke served as Sonic’s Executive Vice President of Operations from October 2008 to September 2018. From March 2007 to October 2008, Mr. Dyke served as Sonic’s Division Chief Operating Officer – Southeast Division, where he oversaw retail automotive operations for the states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee and Texas. Mr. Dyke first joined Sonic in October 2005 as Sonic’s Vice President of Retail Strategy, a position that he held until April 2006, when he was promoted to Division Vice President – Eastern Division, a position he held from April 2006 to March 2007. Prior to joining Sonic, Mr. Dyke worked in the retail automotive industry at AutoNation, Inc. from 1996 to 2005, where he held several positions in divisional, regional and dealership management with that company.
William I. Belk, 70, has been a director of Sonic since March 1998 and has served as Sonic’s Lead Independent Director since August 2002. Mr. Belk is currently affiliated with Southeast Investments, N.C. Inc., a FINRA member firm headquartered in Charlotte, North Carolina. Mr. Belk’s past professional experience includes serving as a North Carolina District Court Judge, serving as a partner in the investment banking firm Carolina Financial Group, Inc. and serving in the positions of Chairman and director for certain Belk stores, a retail department store chain. Mr. Belk has also previously served as a director of Monroe Hardware Co., Inc., a wholesaler of hardware materials. Mr. Belk has a JD with an LLM — Taxation and a Master’s in Business Administration. He is also a director of British West Indies Trading Company.
William R. Brooks, 70, has been a director of Sonic since its organization in January 1997. Mr. Brooks also served as Sonic’s initial Chief Financial Officer, Treasurer, Vice President and Secretary from January 1997 to April 1997. Since December 1994, Mr. Brooks has been the Vice President, Treasurer and Chief Financial Officer and a director of Speedway Motorsports, became Executive Vice President of Speedway Motorsports in February 2004 and became Vice Chairman in May 2008. Mr. Brooks also serves as a director and an executive officer for various operating subsidiaries of Speedway Motorsports and as a director and an officer of SFC, the largest stockholder of Sonic. Before the formation of Speedway Motorsports in December 1994, Mr. Brooks was a Vice President of Charlotte Motor Speedway and a Vice President and a director of Atlanta Motor Speedway.
Victor H. Doolan, 79, has been a director of Sonic since July 2005. Prior to being elected as a director, Mr. Doolan served for approximately three years as President and Chief Executive Officer of

Volvo Cars North America until his retirement in March 2005. Prior to joining Volvo, Mr. Doolan served as Executive Director of the Premier Automotive Group, the luxury division of Ford Motor Company during his tenure, from July 1999 to June 2002. Mr. Doolan also enjoyed a 23-year career with BMW, culminating with his service as President of BMW of North America from September 1993 to July 1999. Mr. Doolan has worked in the automotive industry for more than 50 years.
John W. Harris III, 41, has been a director of Sonic since October 2014. Mr. Harris has served since September 2015 as President of Lincoln Harris, LLC, a privately held corporate real estate services firm focused on commercial brokerage, construction services, development and property management. From March 2012 to September 2015, he served as Chief Operating Officer and Executive Vice President of Lincoln Harris. Prior to joining Lincoln Harris, Mr. Harris held various positions at Fortress Investment Group LLC, a global investment management firm, from August 2004 to February 2012. During his tenure at Fortress, Mr. Harris worked on assignments in Europe and the United States. Mr. Harris currently serves on the board of directors of Lincoln Harris, LLC and previously served on the board of directors of Intrawest Resorts Holdings, Inc., a public company traded on the NYSE, from January 2014 until its acquisition in July 2017.
Robert Heller, 80, has been a director of Sonic since January 2000. Mr. Heller served as a director of FirstAmerica Automotive, Inc. from January 1999 until its acquisition by Sonic in December 1999. Mr. Heller was a director and an Executive Vice President of Fair, Isaac and Company from 1994 until 2001, where he was responsible for strategic relationships and marketing. From 1991 to 1993, Mr. Heller was President and Chief Executive Officer of Visa U.S.A. Inc. Mr. Heller is a former Governor of the Federal Reserve System and has had an extensive career in banking, international finance, government service and education. Mr. Heller currently serves as a director of the Bank of Marin Bancorp, a public company traded on the NASDAQ Capital Market.
Marcus G. Smith, 46, has been a director of Sonic since July 2019. Mr. Smith has served as Chief Executive Officer of Speedway Motorsports since February 2015 and became a director of Speedway Motorsports in 2004. Mr. Smith continues to serve as President of Speedway Motorsports, a position he has held since May 2008. Mr. Smith previously served as Chief Operating Officer of Speedway Motorsports from May 2008 to February 2015. Prior to that, Mr. Smith had served as Executive Vice President of National Sales and Marketing for Speedway Motorsports since 2004. Previously, Mr. Smith held various management positions with Speedway Motorsports and its subsidiaries since he joined Speedway Motorsports in 1996. Mr. Smith also serves as a director and an officer of SFC, the largest stockholder of Sonic. He is the son of Mr. O. Bruton Smith and the brother of Mr. David Bruton Smith.
R. Eugene Taylor, 72, has been a director of Sonic since February 2015. Mr. Taylor has served as a director and Vice Chairman of the board of directors of First Horizon National Corporation (“First Horizon”), a bank holding company, since November 2017. Mr. Taylor previously served as Chairman, Chief Executive Officer and President of Capital Bank Financial Corp. (“CBFC”), a bank holding company that he co-founded, from late 2009 until its acquisition by First Horizon in November 2017. Prior to co-founding CBFC, Mr. Taylor spent 38 years at Bank of America Corporation and its predecessor companies, most recently as Vice Chairman of Bank of America and President of Global Corporate & Investment Banking. Mr. Taylor was previously a director of CBFC and Capital Bank, N.A., CBFC’s operating bank subsidiary, as well as Capital Bank Corporation, Green Bankshares, Inc. and TIB Financial Corp., each of which CBFC held controlling interests in prior to its merger into CBFC.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
Director Independence
Because Messrs. O. Bruton Smith, B. Scott Smith, David Bruton Smith and Marcus G. Smith (the “Smith family”), directly or indirectly, hold or control more than 50% of the voting power of Sonic’s Common Stock, Sonic qualifies as a “controlled company” for purposes of the NYSE rules and, therefore, is not required to comply with all of the requirements of those rules, including the requirement that a listed company have a majority of independent directors. Sonic currently relies upon the “controlled company” exemption to have a Board that is comprised of five independent directors and five directors that do not qualify as independent under the Company’s Categorical Standards for Determination of Director Independence (the “Categorical Standards”) and the applicable NYSE rules and SEC rules.
The NYSE rules provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The NYSE rules recommend that a board of directors consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company. The Board has adopted the Categorical Standards to assist the Board in determining whether a director has a material relationship that would impair the director’s independence. The Categorical Standards establish thresholds at which directors’ relationships with the Company are deemed to be not material and, therefore, shall not disqualify any director or nominee from being considered “independent.” The Categorical Standards are available on Sonic’s website, www.sonicautomotive.com.
In February 2020, the Board of Directors, with the assistance of the NCG Committee, conducted an evaluation of director independence based on the Categorical Standards, the NYSE rules and the SEC rules. The Board considered all relationships and transactions between each director (and his immediate family and affiliates) and each of Sonic, its management and its independent registered public accounting firm, including (i) with respect to Mr. William R. Brooks, that he is an affiliate of SFC, the largest stockholder of Sonic, (ii) with respect to Mr. John W. Harris III, who serves as President and a director of Lincoln Harris, LLC, that Sonic and certain of its dealership subsidiaries would make payments to Lincoln Harris under an agreement entered into in October 2019 pursuant to which Lincoln Harris would provide facility management consulting services to Sonic’s Charlotte area franchised dealerships for a six-month pilot period beginning in January 2020 and (iii) with respect to Mr. R. Eugene Taylor, who serves as a director and Vice Chairman of the board of directors of First Horizon, that Sonic and its dealership subsidiaries in the ordinary course of business received compensation from First Horizon in 2019 related to auto loans referred to First Horizon by Sonic’s dealership subsidiaries. The Board and the NCG Committee determined that (i) with respect to Mr. Taylor, First Horizon did not have an agreement with Sonic to serve as a preferred lender to Sonic’s dealership subsidiaries and that the level of auto loan referral business between Sonic’s dealership subsidiaries and First Horizon in 2019 was insignificant to both Sonic and First Horizon and well below the thresholds in the Categorical Standards, and (ii) with respect to Mr. Harris, the agreement for Lincoln Harris to provide facility management consulting services to Sonic’s Charlotte area franchised dealerships was unanimously approved by the NCG Committee and the independent members of the Board (excluding Mr. Harris who recused himself from each vote) and the dollar value of the payments to be made by Sonic to Lincoln Harris pursuant to such agreement was insignificant to both Sonic and Lincoln Harris and well below the thresholds in the Categorical Standards. As a result of this evaluation, the Board determined those relationships that do exist or did exist within the last three years (except for Messrs. O. Bruton Smith’s, David Bruton Smith’s, Jeff Dyke’s, William R. Brooks’ and Marcus G. Smith’s) all fall well below the thresholds in the Categorical Standards. Consequently, the Board of Directors determined that each of Messrs. Belk,

Doolan, Harris, Heller and Taylor is an independent director under the Categorical Standards, the NYSE rules and the SEC rules. The Board also determined that each member of the Audit, Compensation and NCG Committees (see membership information below under “—Board Committees”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Exchange Act, and that each member of the Compensation Committee is an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as such definition existed before the amendments to Section 162(m) of the Code made by the Tax Cuts and Jobs Act of 2017 (the “Tax Act”).
Board Leadership Structure and the Board’s Role in Risk Oversight
Sonic separated the roles of Chairman of the Board and Chief Executive Officer in fiscal 2015. The Board believes that the existing leadership structure, under which Mr. O. Bruton Smith serves as Executive Chairman and Mr. David Bruton Smith serves as Chief Executive Officer, is the most appropriate and in the best interests of Sonic and its stockholders at this time. Given Sonic’s current needs, the Board believes this structure is optimal as it allows Mr. David Bruton Smith to focus on the day-to-day operation of the business, while allowing Mr. O. Bruton Smith to focus on overall leadership and strategic direction of Sonic, guidance of Sonic’s senior management and leadership of the Board. Although the Board believes that this leadership structure is currently in the best interests of Sonic and its stockholders, the Board has the flexibility to elect the same individual to the position of Chairman of the Board and Chief Executive Officer if, in the future, the Board determines that returning to such a leadership structure would be appropriate.
It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to Sonic. The Board of Directors, including through Board committees comprised solely of independent directors, regularly reviews various areas of significant risk to Sonic, and advises and directs management on the scope and implementation of policies, strategic initiatives and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full Board include competition risks, industry risks, economic risks, liquidity risks, business operations risks and risks related to acquisitions and dispositions.
The Audit Committee regularly reviews with management and Sonic’s independent registered public accounting firm significant financial risk exposures and the processes management has implemented to monitor, control and report such exposures. Specific examples of risks primarily overseen by the Audit Committee include risks related to the preparation of Sonic’s consolidated financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act of 2002, accounting, financial and auditing risks, treasury risks (insurance, interest rate hedging, credit and debt), matters reported to the Audit Committee through the Internal Audit Department and through anonymous reporting procedures, risks posed by significant litigation matters, cyber risks and compliance with applicable laws and regulations.
The Compensation Committee reviews and evaluates potential risks related to the attraction and retention of talent and the design of compensation programs established by the Compensation Committee for Sonic’s executive officers.
The NCG Committee monitors compliance with Sonic’s Code of Business Conduct and Ethics, evaluates proposed affiliate transactions for compliance with the NCG Committee’s written charter and applicable contracts, and reviews compliance with applicable laws and regulations related to corporate governance.
The Board believes that its leadership structure supports the Company’s governance approach to risk oversight as both the Executive Chairman and the Chief Executive Officer are involved directly in risk management as members of the Company’s management team, while the committee chairpersons, in their respective areas, maintain oversight roles as independent directors of the Board.
Board Committees
The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the NCG Committee. Each of these committees acts pursuant to a written charter adopted by the Board of Directors.
Committee members and committee chairs and vice chairs are appointed by the Board and are identified in the following table:

Name	Audit Committee	Compensation Committee	NCG Committee
O. Bruton Smith
David Bruton Smith
Jeff Dyke
William I. Belk	X	X	X
William R. Brooks
Victor H. Doolan	X		Chairman
John W. Harris III	Vice Chairman	Vice Chairman	X
Robert Heller	Chairman	X
Marcus G. Smith
R. Eugene Taylor		Chairman	Vice Chairman
Set forth below is a summary of the principal functions of each committee.
Audit Committee. The Audit Committee appoints Sonic’s independent registered public accounting firm, reviews and approves the scope and results of audits performed by such firm and the Company’s internal auditors, and reviews and approves the independent registered public accounting firm’s fees for audit and non-audit services. It also reviews certain corporate compliance matters and reviews the adequacy and effectiveness of the Company’s internal accounting and financial controls, its significant accounting policies, and its consolidated financial statements and related disclosures. A more detailed description of the Audit Committee’s functions can be found in its charter. The Board of Directors has determined that each of Messrs. Belk, Doolan, Harris and Heller qualifies as an “audit committee financial expert” within the meaning of the SEC rules and is “financially literate” and has accounting or related financial management expertise, in each case as determined by the Board, in its business judgment. The Audit Committee met five times during fiscal 2019.
Compensation Committee. The Compensation Committee serves as the administrator for certain compensation and employee benefit plans of Sonic and annually reviews and determines compensation of all executive officers of Sonic. The Compensation Committee serves as the administrator for the Sonic Automotive, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”), the Sonic Automotive, Inc. Supplemental Executive Retirement Plan (the “SERP”), the Sonic Automotive, Inc. 2012 Stock Incentive Plan (the “2012 Stock Incentive Plan”) and certain other employee stock plans, approves individual grants of equity-based compensation under the plans it administers and periodically reviews Sonic’s executive compensation program and takes action to modify programs that yield payments or benefits not closely related to Sonic’s or its executives’ performance. The Compensation Committee also periodically reviews the compensation of the non-employee directors and makes recommendations to the Board of Directors, which determines the amount of such compensation. In formulating its recommendations to the Board, the Compensation Committee considers the recommendations of management and, from time to time, independent consulting firms that specialize in compensation matters. A more detailed description of the Compensation Committee’s functions can be found in its charter. In affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board considers all factors specifically relevant to determining whether a director has a relationship to Sonic which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member. The Compensation Committee met four times during fiscal 2019.
NCG Committee. The NCG Committee is responsible for identifying individuals who are qualified to serve as directors of Sonic and for recommending qualified nominees to the Board for election or reelection as directors of Sonic. The NCG Committee will consider director nominees submitted by stockholders in accordance with the provisions of Sonic’s Amended and Restated Bylaws. The NCG Committee is also responsible for recommending to the Board of Directors for the Board’s approval committee members and chairpersons and vice chairpersons of committees of the Board and for establishing a system for, and monitoring the process of, performance reviews of the Board and its committees. Finally, the NCG Committee is responsible for developing and recommending to the Board of Directors for the Board’s approval a set of corporate governance guidelines applicable to Sonic and for monitoring compliance with Sonic’s Code of Business Conduct and Ethics. A more detailed description of the NCG Committee’s functions can be found in its charter. The NCG Committee met two times during fiscal 2019.
The NCG Committee has a process of identifying and evaluating potential nominees for election as members of the Board of Directors, which includes considering recommendations by management and directors and may include engaging third-party search firms to assist the NCG Committee in identifying and evaluating potential nominees. The NCG Committee is also responsible for reviewing, evaluating and considering qualified nominees recommended by stockholders for election as directors of the Company. The NCG Committee has adopted a policy that potential director nominees shall be evaluated no differently regardless of whether the nominee is recommended by a stockholder, a Board member, the NCG Committee or management.  The NCG Committee considers potential nominees for directors from all of these sources, develops information from many sources concerning the potential nominee, evaluates the potential nominee as to the qualifications that the NCG Committee and the Board have established and in light of the current skill, background and experience of the Board’s members and the future and ongoing needs of the Company and makes a decision whether to recommend any potential nominee for consideration for election as a member of the Board of Directors.
Sonic’s qualification standards for directors are set forth in its Corporate Governance Guidelines. These standards include the director’s or nominee’s:
•independent judgment;
•ability to qualify as an “independent director” (as defined under the applicable NYSE rules and SEC rules);
•ability to broadly represent the interests of all of the Company’s stockholders and other constituencies;
•maturity and experience in policy making decisions;
•time commitments, including service on other boards of directors;
•business skills, background and relevant expertise that are useful to Sonic and its future needs;

•willingness and ability to serve on committees of the Board of Directors; and
•other factors relevant to the NCG Committee’s determination.
As stated in Sonic’s Corporate Governance Guidelines, the Board of Directors should be composed ideally of persons having a diversity of skills, background and expertise that are useful to Sonic and its future and ongoing needs. With this goal in mind, when considering potential nominees for the Board of Directors, the NCG Committee considers the standards above and each potential nominee’s individual qualifications in light of the composition and needs of the Board of Directors at such time and its anticipated composition and needs in the future, but a director nominee should not be chosen nor excluded based on race, color, gender, national origin or sexual orientation.
Based on this process, the NCG Committee recommended that Messrs. O. Bruton Smith, David Bruton Smith, Jeff Dyke, William I. Belk, William R. Brooks, Victor H. Doolan, John W. Harris III, Robert Heller, Marcus G. Smith and R. Eugene Taylor be nominated for reelection to the Board of Directors at the Annual Meeting. In determining each nomination was appropriate and that each nominee is qualified to serve on the Board of Directors, the NCG Committee considered the following:
O. Bruton Smith: Mr. Smith is the Founder of Sonic and has extensive expertise in the retail automotive industry, having worked in the industry since 1966. Mr. Smith has served as Sonic’s Executive Chairman since July 2015 and served as Chairman and Chief Executive Officer of Sonic from the Company’s organization in January 1997 until July 2015. Mr. Smith is also the Executive Chairman and a director of Speedway Motorsports. Mr. Smith is the father of Mr. David Bruton Smith and Mr. Marcus G. Smith and owns, directly and indirectly, a significant percentage of Sonic’s outstanding Common Stock that provides him, together with the other members of the Smith family, with majority voting control of Sonic. Mr. Smith has served as a director of Sonic since its organization in January 1997.
David Bruton Smith: Mr. Smith has over 20 years of experience working in the automobile dealership industry. Mr. Smith has served as Sonic’s Chief Executive Officer since September 2018 and served in other key roles as a manager and officer of Sonic over his more than 20 years of employment with the Company, including as Executive Vice Chairman and Chief Strategic Officer from March 2018 to September 2018 and as Vice Chairman of Sonic from March 2013 to March 2018. Mr. Smith is the son of Mr. O. Bruton Smith and the brother of Mr. Marcus G. Smith, and owns, directly and indirectly, a significant percentage of Sonic’s outstanding Common Stock that provides him, together with the other members of the Smith family, with majority voting control of Sonic. Mr. Smith has served as a director of Sonic since October 2008.
Jeff Dyke: Mr. Dyke has significant expertise in the retail automotive industry, having worked in the industry since 1996. Mr. Dyke has served as President of Sonic since September 2018, where he is responsible for direct oversight for all of the Company’s retail automotive operations. Mr. Dyke served as Sonic’s Executive Vice President of Operations from October 2008 to September 2018 and in various other management positions with Sonic since joining the Company in 2005. Prior to joining Sonic, Mr. Dyke worked in the retail automotive industry at AutoNation, Inc. from 1996 to 2005, where he held several positions in divisional, regional and dealership management with that company. Mr. Dyke has served as a director of Sonic since July 2019.
William I. Belk:  Mr. Belk has extensive consumer retail experience, serving in many positions of responsibility over a lengthy previous career at Belk stores, a retail department store chain. Mr. Belk also has experience as a director of other organizations. Mr. Belk has served as a director of Sonic and as a member of the Audit Committee and the Compensation Committee of the Board since March 1998 and as a member of the NCG Committee of the Board since December 2014. Mr. Belk has also served as Sonic’s Lead Independent Director since August 2002.
William R. Brooks:  Mr. Brooks has significant accounting and financial management expertise, having served as Chief Financial Officer and a director of Speedway Motorsports, since 1994. Mr. Brooks also serves as a director and an officer of SFC, the largest stockholder of Sonic. Mr. Brooks has served as a director of Sonic since the Company’s organization in January 1997.
Victor H. Doolan: Mr. Doolan has significant expertise in the automotive industry, and particularly in manufacturing, sales and marketing, serving previously as President and Chief Executive Officer of Volvo Cars North America, as Executive Director of the Premier Automotive Group (the luxury division of Ford Motor Company during his tenure), and a 23-year career with BMW, culminating with his service as President of BMW of North America. Mr. Doolan has served as a director of Sonic and as a member of the Audit Committee and the NCG Committee of the Board since July 2005, and served as a member of the Compensation Committee of the Board from December 2009 to December 2014.
John W. Harris III: Mr. Harris has significant expertise in commercial real estate and finance, having served as President of Lincoln Harris, LLC since September 2015, as Chief Operating Officer and Executive Vice President of Lincoln Harris from March 2012 to September 2015 and in various positions at Fortress Investment Group LLC from August 2004 to February 2012. Mr. Harris also has experience as a director of other organizations. Mr. Harris has served as a director of Sonic and as a member of the Audit Committee, the Compensation Committee and the NCG Committee of the Board since October 2014.
Robert Heller:  Mr. Heller has significant expertise in economics, business, banking and consumer finance, having served previously as a Governor of the Federal Reserve System, as President and Chief Executive Officer of Visa U.S.A. Inc. and as a director and an Executive Vice President of Fair, Isaac and Company. Mr. Heller also has experience as a director of other organizations. Mr. Heller has served as a director of Sonic and as a member of the Audit Committee and the Compensation Committee of the Board since January 2000.
Marcus G. Smith: Mr. Smith has significant experience working in the automotive industry. Mr. Smith has served as Chief Executive Officer of Speedway Motorsports since February 2015 and as President of Speedway Motorsports since May 2008. Mr. Smith has also been a director of Speedway Motorsports since 2004. Mr. Smith previously served as Chief Operating Officer of Speedway Motorsports from May 2008 to February 2015 and in various other management positions with Speedway Motorsports and its subsidiaries since he joined Speedway Motorsports in 1996.  Mr. Smith also serves as a director and an officer of SFC, the largest stockholder of Sonic. Mr. Smith is the son of Mr. O. Bruton Smith and the brother of Mr. David Bruton Smith, and owns, directly and indirectly, a significant percentage of Sonic’s outstanding Common Stock that provides him, together with the other members of the Smith family, with majority voting control of Sonic. Mr. Smith has served as a director of Sonic since July 2019.
R. Eugene Taylor: Mr. Taylor has significant management experience and expertise in the banking and finance industry, having served as a director and Vice Chairman of the board of directors of First Horizon since November 2017. Mr. Taylor previously served as Chairman, Chief Executive Officer and President of CBFC from late 2009 to November 2017. Prior to co-founding CBFC, Mr. Taylor spent 38 years at Bank of America Corporation and its predecessor companies, most recently as Vice Chairman of Bank of America and President of Global Corporate & Investment Banking. Mr. Taylor also has experience as a director of other organizations. Mr. Taylor has served as a director of Sonic since

February 2015 and as a member of the Compensation Committee and the NCG Committee of the Board since April 2015.
Director Meetings
The Board of Directors held four meetings during fiscal 2019. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served during fiscal 2019. Pursuant to the Company’s Corporate Governance Guidelines, the independent directors meet in executive session without members of management present prior to or after each regularly scheduled Board meeting. Mr. William I. Belk, as Lead Independent Director, presides over these executive sessions.
Attendance at Annual Meetings of Stockholders
It is the Board’s policy that the directors should attend our annual meeting of stockholders. All eight of the Company’s directors in office at the time attended the 2019 annual meeting of stockholders.
Annual Evaluation of the Board of Directors and Committees of the Board
The Board of Directors evaluates the performance of each director, each committee of the Board, the Chairman, the Lead Independent Director and the Board of Directors as a whole on an annual basis.  In connection with this annual self-evaluation, each director anonymously records his views on the performance of each director standing for reelection, each committee of the Board, the Chairman, the Lead Independent Director and the Board of Directors as a whole.  The entire Board of Directors reviews the results of these reports and determines what, if any, actions should be taken in the upcoming year to improve its effectiveness and the effectiveness of each director, each committee of the Board, the Chairman and the Lead Independent Director.
No Hedging or Short Selling
Sonic maintains policies that apply to all directors and officers of the Company that prohibit hedging or short selling (profiting if the market price decreases) of Sonic securities.
Chief Executive Officer Stock Ownership Guidelines
The Board believes that requiring the Chief Executive Officer to hold a significant number of shares of Sonic’s Common Stock aligns his interests with the interests of stockholders and has therefore adopted stock ownership guidelines for Sonic’s Chief Executive Officer. The Chief Executive Officer is required to beneficially own, directly or indirectly, shares of Class A Common Stock or Class B Common Stock of the Company (inclusive of securities convertible into such shares) having a market value (if applicable, on an as-converted basis) equal to three times the Chief Executive Officer’s cash base salary. The Chief Executive Officer must meet the stock ownership requirement within three years from the date on which such person becomes the Chief Executive Officer of the Company.
Policies and Procedures for Review, Approval or Ratification of Transactions with Affiliates
Pursuant to its written charter, the NCG Committee reviews and evaluates all transactions between Sonic and its affiliates and considers issues of possible conflicts of interest, if such issues arise. In addition, transactions between Sonic and its affiliates are reviewed by the full Board of Directors and/or its independent directors in accordance with the terms of Sonic’s Amended and Restated Certificate of Incorporation, its senior credit facilities and the indentures governing its outstanding senior subordinated notes. These documents require, subject to certain exceptions, that a transaction between Sonic and an affiliate:

•be made in good faith and in writing and be on terms no less favorable to Sonic than those obtainable in a comparable arm’s-length transaction between Sonic and an unrelated third party;
•involving aggregate payments in excess of $500,000, (i) be approved by a majority of the members of the Board of Directors and a majority of Sonic’s independent directors or (ii) Sonic must receive an opinion as to the financial fairness of the transaction from an investment banking or appraisal firm of national standing; and
•involving aggregate value in excess of:
•$5.0 million, be approved by a majority of Sonic’s disinterested directors; and
•$15.0 million, be approved by a majority of Sonic’s disinterested directors or Sonic must obtain a written opinion as to the financial fairness of the transaction from an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of such transaction.
Transactions with Affiliates
Certain of Sonic’s dealerships purchase the zMAX micro-lubricant from Oil-Chem Research Corporation (“Oil-Chem”), a subsidiary of Speedway Motorsports, for resale to customers of Sonic’s dealerships in the ordinary course of business. Sonic’s Executive Chairman, Mr. O. Bruton Smith, is also the Executive Chairman of Speedway Motorsports, and Mr. Smith’s son, Mr. Marcus G. Smith, a director and a greater than 10% beneficial owner of Sonic, is the Chief Executive Officer and President and a director of Speedway Motorsports, and an Executive Vice President and a director of SFC. Total purchases from Oil-Chem by Sonic dealerships were approximately $1.6 million in fiscal 2019. Sonic also engaged in other transactions with various Speedway Motorsports subsidiaries in fiscal 2019, consisting primarily of (i) merchandise and apparel purchases from SMISC Holdings, LLC (d/b/a SMI Properties) for approximately $0.9 million and (ii) vehicle sales to various Speedway Motorsports subsidiaries for approximately $0.2 million. Because the Smith family and SFC, a privately held company controlled by the members of the Smith family, own collectively approximately 71% of Speedway Motorsports, under applicable SEC rules, the amount of the Smith family’s interest in these transactions may be deemed to be approximately $1.1 million, $0.6 million and $0.1 million, respectively.
Sonic participates in various aircraft-related transactions with SFC. Such transactions include, but are not limited to, the use of aircraft owned by SFC for business-related travel by Sonic executives, a management agreement with SFC for storage and maintenance of aircraft leased by Sonic from unrelated third parties and the use of Sonic’s aircraft for business-related travel by certain affiliates of SFC. The aggregate amount of the aircraft-related transactions between Sonic and these related parties was approximately $1.3 million (which consists of approximately $0.8 million paid by Sonic to such related parties and approximately $0.5 million received by Sonic from such related parties) in fiscal 2019. Because the Smith family owns 100% of SFC, under applicable SEC rules, the amount of the Smith family’s interest in these transactions may be deemed to be approximately $1.3 million.
Stockholder Recommendations of Director Candidates
Stockholders may recommend a director candidate for consideration by the NCG Committee by submitting the candidate’s name in accordance with provisions of our Amended and Restated Bylaws, which require advance notice to Sonic and certain other information. In general, under the Amended and Restated Bylaws, the written notice must be delivered to, or mailed and received at, Sonic’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
The notice must contain certain information about both the nominee and the stockholder submitting the nomination, as set forth in Section 2.08(a) of Sonic’s Amended and Restated Bylaws. With respect to the nominee, the notice must contain, among other things: (i) the nominee’s name, date of birth and business and residential addresses, (ii) the nominee’s background and qualification, including the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Company beneficially owned by the nominee, (iv) such other information regarding the nominee that would be required to be disclosed in solicitations of proxies for an election of directors, or is otherwise required, in each case pursuant to the Exchange Act and the rules promulgated thereunder, and (v) a written statement executed by the nominee (A) acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under Delaware law with respect to the Company and its stockholders, (B) disclosing whether the nominee is a party to any agreement, arrangement or understanding with, or has given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director of the Company, will act or vote on any issue or question, (C) disclosing whether the nominee is a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with the nominee’s service or action as a director of the Company, (D) disclosing whether the nominee is affiliated with a competitor of the Company, (E) agreeing to update continually the accuracy of the information required by the immediately preceding clauses (B), (C) and (D) for as long as the nominee is a director nominee or a director of the Company and (F) agreeing if elected as a director of the Company to comply with all corporate governance codes, policies and guidelines of the Company applicable to directors. With respect to the stockholder submitting the nomination and any Stockholder Associated Person (as defined in Sonic’s Amended and Restated Bylaws), the notice must contain, among other things: (1) the name and business address of the stockholder and any Stockholder Associated Person as they appear on the Company’s books and a representation that the stockholder is a stockholder of record of shares of the Company’s capital stock entitled to vote at the meeting to which the notice pertains and intends to appear in person or by proxy at the meeting to nominate the nominee, (2) the class or series and number of shares of capital stock of the Company which are directly or indirectly owned of record or beneficially by the stockholder or any Stockholder Associated Person, (3) any derivative positions held of record or beneficially by the stockholder or any Stockholder Associated Person as well as any hedging transactions or similar agreements and (4) a description of all arrangements, understandings or relationships between the stockholder and each nominee and any other person or persons (naming such person(s)) pursuant to which the nomination(s) are to be made by the stockholder. A stockholder who is interested in recommending a director candidate should request a copy of Sonic’s Amended and Restated Bylaws by writing to Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211.
How to Communicate with the Board of Directors and Non-Management Directors
Stockholders and other interested parties wishing to communicate with the Board of Directors, or any of our individual directors, including the Lead Independent Director, may do so by sending a written communication addressed to the attention of the respective director(s) at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211, or, in the case of communications to the entire

Board of Directors, addressed to the attention of Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at the above address. Stockholders and other interested parties wishing to communicate with our non-management directors as a group may do so by sending a written communication addressed to the attention of Mr. William I. Belk, as Lead Independent Director, at the above address. Any communication addressed to any director that is received at Sonic’s principal executive offices will be delivered or forwarded to the respective director(s) as soon as practicable. Any communication addressed to the Board of Directors, in general, will be promptly delivered or forwarded to each director. Sonic generally will not forward to directors a communication that it determines is primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about Sonic.

DIRECTOR COMPENSATION
The table below sets forth the compensation paid to each non-employee director who served on the Board in fiscal 2019. Directors who are also employees of Sonic (in fiscal 2019, Messrs. O. Bruton Smith, David Bruton Smith and Jeff Dyke) do not receive compensation (other than their compensation as employees of Sonic) for their service on the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
William I. Belk	$82,500	$151,809	$8,240	$242,549
William R. Brooks	$70,000	$151,809	$14,365	$236,174
Victor H. Doolan	$82,500	$151,809	$20,131	$254,440
John W. Harris III	$82,500	$151,809	$18,015	$252,324
Robert Heller	$90,000	$151,809	$29,663	$271,472
Marcus G. Smith(4)	$30,625	$144,697	$5,144	$180,466
R. Eugene Taylor	$88,750	$151,809	$2,786	$243,345
__________
(1) The non-employee directors had the following stock awards outstanding as of December 31, 2019:

Name	Outstanding Stock Awards (#)
William I. Belk	8,543
William R. Brooks	8,543
Victor H. Doolan	8,543
John W. Harris III	8,543
Robert Heller	8,543
Marcus G. Smith	5,561
R. Eugene Taylor	8,543

(2) The dollar amount shown for these stock awards represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation. See Note 10 to Sonic’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for the valuation assumptions used in determining the fair value of the awards. These amounts reflect the accounting expense and do not correspond to the actual value that will be recognized by the directors.
(3) The amounts shown in this column include the imputed value of demonstrator vehicles provided by the Company. The value assigned to the demonstrator vehicles was calculated under rules established by the Internal Revenue Service (the “IRS”). The aggregate incremental cost of the demonstrator vehicles to the Company is not calculable because those vehicles are provided to the directors by its dealership subsidiaries. The amounts shown in this column also include cash dividends paid on non-vested restricted stock awards.
(4) Mr. Smith was elected to the Board on July 24, 2019.
Each non-employee director receives a $70,000 annual cash retainer, payable in quarterly installments, and a demonstrator vehicle for personal use. Sonic’s Lead Independent Director, Compensation Committee Chairman and NCG Committee Chairman each receive an additional annual cash retainer of $12,500, payable in quarterly installments. Sonic’s Audit Committee Chairman receives an additional annual cash retainer of $20,000, payable in quarterly installments. The Vice Chairman of any Board committee receives an additional annual cash retainer of $6,250, payable in quarterly installments. Non-employee directors are eligible to participate in the Sonic Automotive, Inc. Deferred Compensation Plan (the “Deferred Plan”) and may elect to defer up to 100% of their annual cash retainer under the Deferred Plan. No non-employee directors elected to participate in the Deferred Plan for fiscal 2019.
Non-employee directors also receive automatic grants of either restricted stock or, subject to the non-employee director’s timely election, deferred restricted stock units during each year of service under the 2012 Formula Plan. The 2012 Formula Plan provides for an annual grant of restricted stock or, subject to the non-employee director’s timely election, deferred restricted stock units to each eligible non-employee director on the first business day following each annual meeting of Sonic’s stockholders, beginning with the 2017 annual meeting of stockholders. The number of restricted shares of Class A Common Stock or deferred restricted stock units, as applicable, granted to an eligible non-employee director each year will equal $130,000 divided by the average closing price of the Class A Common Stock on the NYSE for the 20 trading days immediately prior to the grant date (rounded up to the nearest whole share). Generally, subject to the director’s continued service on the Board, the restricted stock award (whether restricted stock or deferred restricted stock units) will vest in full on the first anniversary of the grant date or, if earlier, the day before the next annual meeting of Sonic’s stockholders following the grant date. If a non-employee director initially becomes a member of the Board during any calendar year, but after the annual meeting of Sonic’s stockholders for that year, the non-employee director will receive a restricted stock grant upon his or her election to the Board with the number of shares determined as described above and, subject to the director’s continued service on the Board, the restricted stock generally will vest in full on the first anniversary of the grant date.
Shares of restricted stock granted under the 2012 Formula Plan may not be sold, assigned, pledged or otherwise transferred to the extent they remain unvested. Deferred restricted stock units may not be sold, assigned, pledged or otherwise transferred, whether vested or unvested. A director holding restricted stock will have voting and dividend rights with respect to such shares of restricted stock, although dividends paid in shares will be considered restricted stock. A director with deferred restricted stock units will not have voting or any other stockholder rights or ownership interest in shares of Class A Common Stock with respect to which the deferred restricted stock units are granted.
Except in the event of a termination of service immediately prior to or upon a “change in control” (as defined in the 2012 Formula Plan) of Sonic, if a director’s service on the Board terminates for any reason other than death or “disability” (as defined in the 2012 Formula Plan), all of the director’s shares of restricted stock or, if applicable, all of the director’s deferred restricted stock units not vested at the time of such termination are forfeited. If a director’s service on the Board terminates immediately prior to or upon a change in control of Sonic or due to his or her death or disability, all of the director’s shares of restricted stock or, if applicable, all of the director’s deferred restricted stock units will become fully vested. Upon either the consummation of a tender offer or exchange offer that constitutes a change in control of Sonic or the third business day prior to the effective date of any other change in control of Sonic, all outstanding shares of restricted stock and deferred restricted stock units will become fully vested.
In February 2020, the Compensation Committee undertook a review of Sonic’s compensation program for non-employee directors, including an analysis of the compensation programs for non-employee directors at Sonic’s peer group companies in the retail automotive sector. Based on that review, the Compensation Committee recommended, and the Board of Directors approved, the following adjustments to our non-employee director compensation program in order to better align such compensation with market practices of our peer group companies in the retail automotive sector: (i) an increase in the amount of the annual cash retainer for each non-employee director from $70,000 per year to $85,000 per year, to be effective April 1, 2020; and (ii) an increase in the dollar value of the annual restricted stock award to each non-employee director under the 2012 Formula Plan from $130,000 to $145,000. The increase in the dollar value of the annual restricted stock award would be effective for the 2020 annual grants, but is subject to stockholder approval of a proposed amendment and restatement of the 2012 Formula Plan as described in more detail in Proposal 4 of this Proxy Statement.
Director Stock Ownership Guidelines
To ensure that non-employee directors become and remain meaningfully invested in Sonic’s Common Stock, each non-employee director is required to beneficially own, directly or indirectly, shares of Class A Common Stock or Class B Common Stock of the Company (inclusive of securities convertible into such shares) having a market value (if applicable, on an as-converted basis) equal to five times the annual cash retainer payable to non-employee directors. A non-employee director must meet the stock ownership requirement within five years from the later of (i) April 30, 2017 or (ii) the date on which such director joins the Board.

AUDIT COMMITTEE REPORT
The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities relating to Sonic’s accounting policies, reporting policies, internal controls and compliance with legal and regulatory requirements, and the integrity of Sonic’s financial reports. The Audit Committee manages Sonic’s relationship with the Company’s independent registered public accounting firm, which is ultimately accountable to the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is “financially literate” and has accounting or related financial management expertise, in each case as determined by the Board, in its business judgment, and is “independent” under the Categorical Standards, the NYSE rules and the SEC rules.
The Audit Committee reviewed and discussed the audited consolidated financial statements of Sonic with management and KPMG LLP, Sonic’s independent registered public accounting firm. Management has the responsibility for preparing the financial statements, certifying that Sonic’s financial statements are complete, accurate and prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and implementing and maintaining internal controls and attesting to internal control over financial reporting. The independent registered public accounting firm has the responsibility for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee also discussed and reviewed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC. With and without management present, the Audit Committee discussed and reviewed the results of the independent registered public accounting firm’s audit of the financial statements.
During fiscal 2019, the Audit Committee met five times, including meetings to discuss the interim financial information contained in each quarterly earnings announcement for the quarters ended December 31, 2018, March 31, 2019, June 30, 2019 and September 30, 2019 with the Chief Financial Officer and the independent registered public accounting firm prior to public release. In addition, the Audit Committee regularly monitored the progress of management and the independent registered public accounting firm in assessing Sonic’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including their findings, required resources and progress throughout the year.
In discharging its oversight responsibility as to the audit process, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee met separately with management, the internal auditors and the independent registered public accounting firm to discuss, among other things, the adequacy and effectiveness of Sonic’s internal accounting and financial controls and the internal audit function’s organization, responsibilities, budget and staffing and reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.
Based on these reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board, and the Board approved, that Sonic’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC. The Audit Committee also recommended the appointment of the independent registered public accounting firm, KPMG LLP, as Sonic’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and the Board concurred in such recommendation.
Robert Heller, Chairman
John W. Harris III, Vice Chairman
William I. Belk
Victor H. Doolan

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed KPMG LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2020. KPMG LLP has acted in such capacity for Sonic since 2014. The Audit Committee reviewed and discussed the performance of KPMG LLP for fiscal 2019 prior to its appointment of KPMG LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2020.
The Company expects that representatives of KPMG LLP will be present at the Annual Meeting, and the representatives will have an opportunity to make a statement if they desire to do so. The Company also expects that representatives will be available to respond to appropriate questions from stockholders.
Stockholder ratification of the Audit Committee’s appointment of KPMG LLP to serve as Sonic’s independent registered public accounting firm for fiscal 2020 is not required by the Company’s Amended and Restated Bylaws or otherwise. Nevertheless, the Board is submitting the appointment of KPMG LLP to the Company’s stockholders for ratification as a matter of good corporate governance. If the Company’s stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of KPMG LLP. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of Sonic and its stockholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP
TO SERVE AS SONIC’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL 2020.
Fees Paid to Independent Registered Public Accounting Firm
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Sonic’s consolidated financial statements for the fiscal years ended December 31, 2019 and 2018 and fees billed for other services rendered by KPMG LLP during those periods:

	Fiscal 2019 ($)	Fiscal 2018 ($)
Audit Fees(1)	$2,262,000	$2,300,000
Audit-Related Fees(2)	$340,180	$38,192
Tax Fees	$—	$—
All Other Fees(3)	$275,153	$—
__________
(1)Audit Fees consist of fees billed for the respective fiscal year for professional services rendered in connection with or related to the audit of our annual consolidated financial statements and the review of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, services normally provided in connection with statutory and regulatory filings or engagements, including registration statements, and services related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
(2)Audit-Related Fees consist of fees billed for the respective fiscal year for assurance and related services reasonably related to the performance of the audit or review of our annual or interim consolidated financial statements and are not reported under the heading “Audit Fees.”
(3)All Other Fees consist of fees billed for fiscal 2019 for consulting services related to the examination of information technologies to identify potential opportunities for cost optimization.
Audit Committee Pre-Approval of Audit and Non-Audit Services
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All such services provided in fiscal 2019 were approved by the Audit Committee. The Audit Committee concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence. The Audit Committee has delegated pre-approval authority to its Chairman when necessary due to timing considerations. The Chairman in turn reports to the Audit Committee at least quarterly on any services he pre-approved since his last report.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and program, the compensation decisions the Compensation Committee has made under that program and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers (“Named Executive Officers”) for 2019, who were:

Name	Title
O. Bruton Smith	Executive Chairman

David Bruton Smith	Chief Executive Officer

Jeff Dyke	President

Heath R. Byrd	Executive Vice President and Chief Financial Officer

2019 Executive Officer Compensation Program
The Compensation Committee believes that its compensation philosophy continues to drive our Named Executive Officers, other members of our senior management team and our other salaried employees to produce sustainable, positive results for the Company and our stockholders. In this regard, the philosophy of the Compensation Committee is to:
•link executive compensation to Sonic’s business strategy and performance to attract, retain and reward key executive officers;
•provide performance incentives and equity-based compensation intended to align the long-term interests of executive officers with those of Sonic’s stockholders; and
•offer salaries, incentive performance pay opportunities and perquisites that are competitive in the marketplace.
Sonic’s executive compensation program is comprised primarily of two components: (i) annual cash compensation, paid in the form of a base salary and a performance-based bonus, and (ii) long-term equity compensation, principally granted in the form of performance-based equity awards with respect to our Class A Common Stock, such as restricted shares, restricted stock units and stock options. This executive compensation program is designed to place emphasis on performance-based compensation. The Compensation Committee typically reviews and adjusts base salaries and considers awards of cash bonuses and equity-based compensation in the first quarter of each year based on several factors, including management’s recommendations that are developed by the Chief Executive Officer, the President and the Chief Financial Officer together with the Executive Chairman through a collaborative process involving other members of Sonic’s senior management team. The Chief Executive Officer, the President, the Chief Financial Officer and other members of our senior management presented management’s written recommendations, reports and proposals on 2019 executive compensation to the Compensation Committee. These recommendations, reports and proposals addressed topics such as base salaries, overall structure, target levels and payout levels for the annual cash bonus program for executive officers, equity awards to executive officers and the rationale for these recommendations. The Compensation Committee considered these recommendations before determining compensation.
The Compensation Committee also weighed the affirmative stockholder advisory votes on named executive officer compensation at the Company’s 2019 annual meeting of stockholders and at the Company’s 2018 annual meeting of stockholders as one of the many factors it considered in connection with determining 2019 executive compensation. More than 88% of the votes cast by our stockholders at the 2019 annual meeting of stockholders were in favor of the proposal to approve, on an advisory basis, our named executive officer compensation, and more than 95% of the votes cast by our stockholders at the 2018 annual meeting of stockholders were in favor of the proposal to approve, on an advisory basis, our named executive officer compensation.
Considering the philosophy above, the Compensation Committee considered the recommendations developed and presented by the Executive Chairman, the Chief Executive Officer, the President and the Chief Financial Officer along with aspects of our historical compensation practices and other factors, and considered all of this information together with the competitiveness of our compensation, all in order to determine executive compensation for the Named Executive Officers in 2019 in a manner that it believes best reflects individual responsibilities and contributions and provides incentives to achieve our business and financial objectives.
Annual Cash Compensation
Annual cash compensation for Sonic’s Named Executive Officers consists of a base salary and the potential for a performance-based bonus. The annual cash compensation paid by Sonic to its Named Executive Officers during 2019 was targeted to be competitive principally in relation to other retail automotive companies (such as those included in the Peer Group Index in the performance graph appearing in our 2019 annual report to stockholders). While the Compensation Committee analyzes the competitiveness of annual cash compensation paid by Sonic to its executives in comparison to data from comparable companies, the Compensation Committee has not adopted any specific benchmarks for compensation of Sonic’s executives in comparison to other companies.
Base Salary for 2019
The base salaries of Sonic’s Named Executive Officers and adjustments to such executive officers’ base salaries are generally based upon an evaluation of each executive’s performance by the Compensation Committee, executive compensation of comparable companies and management’s recommendations. The Compensation Committee’s evaluation is based upon non-quantitative factors, such as the current responsibilities of each executive officer, the compensation of similarly situated executive officers of comparable companies, the performance of each executive officer during the prior calendar year (including subjective evaluations of each executive officer’s performance during the prior calendar year and subjective and objective evaluations of the performance of business units and functions under the particular executive officer’s supervision) and the Company’s operating and financial performance during the prior calendar year.
In October 2018, the Compensation Committee reviewed the base salaries of the Company’s Named Executive Officers. Giving consideration to several factors, including recognition of Mr. Heath R. Byrd’s current responsibilities and strong job performance as well as the compensation of chief financial officers of peer group companies and other companies that the Compensation Committee believes are appropriate for comparison to the Company, the Compensation Committee approved an increase in Mr. Byrd’s base salary effective January 1, 2019 from $694,924 to $775,000. In February 2019, the Compensation Committee reviewed the current structure of executive compensation for the Named Executive Officers, including base salaries, particularly in light of the departure of Mr. B. Scott Smith as Chief Executive Officer and President in September 2018 and the elevations of Mr. David Bruton Smith to Chief Executive Officer and Mr. Jeff Dyke to President and also considering the factors described above and management’s recommendations. Following this review, the Compensation Committee approved a reduction in the base salary of Mr. O. Bruton Smith from $1,289,340 to $100,000, effective March 1, 2019, and determined to make no changes to the base salaries of the other Named Executive Officers for 2019, resulting in the base salaries for the other executive officers remaining at the following amounts: Mr. David Bruton Smith, $1,113,638; Mr. Jeff Dyke, $994,358; and Mr. Heath R. Byrd, $775,000.
Performance-Based Cash Bonus for 2019
The Company previously established the Incentive Compensation Plan and its annual performance-based cash bonus programs under the Incentive Compensation Plan to allow the Company to design performance-based compensation arrangements intended to allow the Company to deduct compensation expense under Section 162(m) of the Code, although the Company always reserved the right to pay discretionary bonuses and other types of compensation that would not be deductible under Section 162(m) of the Code, including arrangements outside of the Incentive Compensation Plan. The Tax Act repealed the exemption for qualified performance-based compensation under Section 162(m) of the Code for purposes of Section 162(m)’s deduction limit for taxable years beginning after December 31, 2017. Since the performance-based exception to Section 162(m)’s deduction limit is no longer available for new awards and therefore certain constraints under the Incentive Compensation Plan are no longer applicable, the Compensation Committee deemed it to be in the Company’s best interests to establish a 2019 annual cash bonus program for the Named Executive Officers outside of the Incentive Compensation Plan, while still maintaining a performance-based approach by setting performance objectives and other parameters for bonus compensation to the Named Executive Officers with respect to fiscal 2019.
After consideration of management’s recommendations, on February 13, 2019, the Compensation Committee established objective, performance-based goals and potential bonus award amounts for Messrs. O. Bruton Smith, David Bruton Smith, Jeff Dyke and Heath R. Byrd for the performance period beginning January 1, 2019 and ending December 31, 2019, while also allowing the Compensation Committee the flexibility to inform its determination of bonus amounts based on both the pre-determined performance objectives and a subjective assessment of the individual’s achievements and other factors. The Compensation Committee established two categories of performance goals for each of the Named Executive Officers: defined adjusted earnings per share (“Adjusted EPS”) levels and customer satisfaction performance for Sonic’s dealerships. Adjusted EPS was selected as the primary performance goal under the 2019 bonus program in order to align the Named Executive Officers’ cash bonuses with profitability realized by the Company during 2019. The Compensation Committee also set customer satisfaction index (“CSI,” as described below) performance goals based on the percentage of Sonic’s dealerships that meet or exceed specified objectives, as reported by the respective manufacturers for such dealership brands. The amount of potential performance-based cash bonus for the Named Executive Officers was based on a percentage of their respective annual base salary during the 2019 performance period, with such cash bonuses (if any) to be paid as soon as administratively practicable following the Compensation Committee’s determination of the extent to which the specified performance goals were achieved and its determination of the appropriate bonus amounts.

For purposes of the performance goals in 2019, Adjusted EPS was defined as (i) Sonic’s net income from continuing operations determined in accordance with GAAP, adjusted to fix the income tax rate on net income at 29% and to take into account the timing of the disposition of dealerships during 2019 such that the budget and actual performance of dealerships disposed of during 2019 are included in the calculation of Adjusted EPS performance objective levels and Adjusted EPS only for the period up to the date of such disposition, and excluding the effects of (A) any gain or loss recognized by Sonic on the disposition of dealerships (including asset or lease impairment charges related to a decision to sell a specific dealership), (B) asset write-downs and impairment charges, (C) debt restructuring charges and costs, (D) certain transaction-related payments, (E) any assessed withdrawal liability or settlement against Sonic and/or any of Sonic’s subsidiaries with respect to any of Sonic’s dealership subsidiaries that participate in or have participated in a specified multiemployer pension plan, (F) property loss and replacement expense attributable to acts of God or nature, which loss or expense would have been covered under Sonic’s property loss insurance policies but for an applicable deductible, (G) certain other designated items, and (H) the cumulative effect of any changes in GAAP during 2019, divided by (ii) a diluted weighted average share count of 43,500,000 shares.
The Compensation Committee established the minimum, interim, target and maximum objective levels for 2019 based on achievement of Adjusted EPS and potential corresponding bonus levels for the Named Executive Officers as follows (subject to adjustment as described below):

2019 Adjusted EPS	Bonus as Percentage of Base Salary
Less Than $1.48	0%
Minimum Objective: $1.48	50%
Interim Objective: $1.67	90%
Target Objective: $1.85	100%
Maximum Objective: $1.94 or more	150%

The above dollar amounts specified for the minimum, interim, target and maximum objective levels were subject to proportionate adjustment to reflect the budgeted performance of dealerships disposed of during 2019 only for the period up to the date of such disposition, and actual Adjusted EPS considers actual performance of such dealerships only for the period up to the date of such disposition. Taking into account relevant dispositions during 2019, there was an adjustment to the Adjusted EPS objectives, so the minimum objective was $1.49, the interim objective was $1.67, the target objective was $1.86 and the maximum objective was $1.95. For performance falling between two objective levels described above, the corresponding bonus amount would be prorated based on the performance achieved between the two objective levels.
CSI performance was selected as the other performance goal under the 2019 bonus program since it aligns with two other important Company goals: (i) meeting the expectations of our dealership customers and (ii) meeting the expectations of our manufacturers. The CSI performance objective was based on the percentage of Sonic’s dealerships, as reported by the applicable manufacturer, which, for fiscal 2019, met or exceeded the applicable manufacturer’s objective CSI performance standard applicable to the particular dealership as of December 31, 2019. Only dealerships owned by Sonic for all of 2019 would be included in determining achievement of the CSI performance goals.

The Compensation Committee included specific minimum, target and maximum objective levels based upon achievement of the CSI-based performance objectives and corresponding bonus amounts for the Named Executive Officers as follows:

Dealerships Achieving Manufacturer’s CSI Performance Standard as of December 31, 2019	Bonus as Percentage of Base Salary
Less than 70%	0%
Minimum Objective: 70%	5%
Target Objective: 75%	15%
Maximum Objective: 80% or more	25%

For performance falling between two objective levels described above, the corresponding bonus amount would be prorated based on the performance achieved between the two objective levels.
        The Compensation Committee provided for determination of bonus amounts for each Named Executive Officer based on the Company’s performance relative to the pre-established Adjusted EPS and CSI performance objectives described above, but the Compensation Committee also retained the flexibility to consider other factors to inform its determination of the size of actual bonus amounts (including increasing or reducing the bonus amount that would apply based strictly on the pre-established Adjusted EPS and CSI performance objectives). Such factors could include a more subjective assessment of financial, operational, strategic and corporate performance and take into consideration unanticipated contingencies and events as well as individual performance and achievement.
On February 19, 2020, based on management’s report regarding Sonic’s performance against the performance goals, the Compensation Committee certified that the Adjusted EPS for Sonic for the 2019 calendar year had exceeded the maximum objective level for the Adjusted EPS component and that the CSI performance component had exceeded the maximum objective level because 90.1% of the applicable dealerships had met or exceeded the requisite CSI performance. Considering these achievement levels, and also guided by the parameters that the Compensation Committee had established under the 2019 bonus program, the Compensation Committee authorized bonus award amounts for each of the Named Executive Officers in the following amounts: $521,891 for Mr. O. Bruton Smith, $1,948,867 for Mr. David Bruton Smith, $1,740,127 for Mr. Jeff Dyke and $1,356,251 for Mr. Heath R. Byrd. The Compensation Committee approved payment of the cash bonuses to the Named Executive Officers as soon as administratively practicable.
Long-Term Equity Compensation
Named Executive Officer Grants for 2019
The Compensation Committee believes that equity-based compensation is an effective means of aligning the long-term interests of Sonic’s key officers and employees with those of its stockholders, to provide incentives to, and to attract and retain and to encourage equity ownership by, key officers and employees who provide services to Sonic and its subsidiaries upon whose efforts Sonic’s success and future growth depends. Sonic’s long-term equity compensation program is based principally upon awards under the 2012 Stock Incentive Plan of (i) performance-based restricted shares of Class A Common Stock, (ii) performance-based restricted stock units convertible into shares of Class A Common Stock and/or (iii) options to purchase Class A Common Stock. The size of awards of restricted stock, restricted stock units or stock options is based generally upon a subjective evaluation of the executive’s performance by the Compensation Committee, executive compensation of comparable companies and management’s recommendations submitted to the Compensation Committee. The Compensation Committee’s evaluation considers a number of non-quantitative factors, including the responsibilities of the individual executive officers for and their contributions to Sonic’s operating results (in relation to other recipients of Sonic equity awards) and their expected future contributions, as well as prior awards to the particular executive officer.
On March 8, 2019, the Compensation Committee determined it was in the best interests of Sonic’s stockholders to grant performance-based restricted stock units to the Named Executive Officers of Sonic for the 2019 calendar year under the 2012 Stock Incentive Plan in the following amounts: Mr. O. Bruton Smith, 145,967 restricted stock units; Mr. David Bruton Smith, 126,075 restricted stock units; Mr. Jeff Dyke, 112,572 restricted stock units; and Mr. Heath R. Byrd, 87,738 restricted stock units.
These restricted stock units were subject to forfeiture based upon Sonic’s achievement of Adjusted EPS levels for the 2019 calendar year, using the same parameters for determining Adjusted EPS as established by the Compensation Committee for the executive officers’ annual cash bonus terms for 2019 (see “—Annual Cash Compensation—Performance-Based Cash Bonus for 2019”). The Compensation Committee chose Adjusted EPS performance for the restricted stock units for the same reason as it was chosen to be the primary performance criterion for performance-based cash bonuses, as set forth above. The Compensation Committee chose to establish a one-year Adjusted EPS performance condition primarily because of the difficulty of providing an accurate forecast for Sonic’s EPS for a three-year future period. Depending on the extent to which Sonic met the specified Adjusted EPS performance objectives, the restricted stock units granted to the Named Executive Officers were subject to performance-based forfeiture as follows:

2019 Adjusted EPS	Percentage of Restricted Stock Unit Grant to Remain Outstanding
105% of Target Objective	100% (No forfeiture)
100% of Target Objective	71.43% (28.57% forfeiture)
75% of Target Objective	42.86% (57.14% forfeiture)
Less than 75% of Target Objective	0% (100% forfeiture)

For Adjusted EPS performance below 75% of the Adjusted EPS target objective, the restricted stock unit grants would be forfeited in their entirety. For Adjusted EPS performance from 75% to 100% of the Adjusted EPS target objective or between 100% and 105% of the Adjusted EPS target objective, the percentage of restricted stock unit grants that would remain outstanding would be determined on a pro rata basis between the two applicable objective levels.
Subject to adjustment based on the extent to which the Adjusted EPS performance condition is met for 2019, the performance-based restricted stock unit awards for Messrs. O. Bruton Smith, Mr. David Bruton Smith, Mr. Jeff Dyke and Mr. Heath R. Byrd vest in three annual installments subject to continued service, with 25% vesting on March 31, 2020, 30% vesting on March 8, 2021 and 45% vesting on March 8, 2022.
As a result of the Company’s Adjusted EPS achievement for 2019 of 141.9% of the Adjusted EPS target objective as certified by the Compensation Committee, the performance-based restricted stock unit awards described above were not subject to forfeiture and approved to remain outstanding as follows: Mr. O. Bruton Smith, 145,967 restricted stock units; Mr. David Bruton Smith, 126,075 restricted stock units; Mr. Jeff Dyke, 112,572 restricted stock units; and Mr. Heath R. Byrd, 87,738 restricted stock units.

For additional details concerning the restricted stock units and stock options granted to and held by the executive officers during the 2019 calendar year, see “—Summary Compensation Table,” “—Grants of Plan-Based Awards During 2019,” “—Outstanding Equity Awards at Fiscal 2019 Year-End” and “—Option Exercises and Stock Vested During 2019.”
Special Retention Grant for Mr. Jeff Dyke, President
Effective May 6, 2015, the Compensation Committee approved a special retention grant to Mr. Jeff Dyke, President of Sonic (Executive Vice President of Operations of the Company at the time of grant), in the form of 1,000,000 performance-based restricted stock units (the “Retention Units”). The Compensation Committee views Mr. Dyke as a key employee to the success of the Company and believed it to be in the best interests of the Company and its stockholders to provide him with a significant long-term incentive intended to encourage him to continue his employment with the Company. The Retention Units also were granted in consideration of Mr. Dyke’s agreement to certain restrictive covenants, including non-competition, non-solicitation and non-disclosure restrictions. In accordance with the Performance-Based Restricted Stock Unit Agreement for Retention Grant, dated May 6, 2015, between the Company and Mr. Dyke (the “RSU Agreement”), vesting of the Retention Units was subject first to a performance condition tied to the Company’s achievement of at least one of two performance goals for the 2016 calendar year — a designated net income performance goal of at least $75 million or a designated revenue performance goal of at least $8.5 billion from both continuing and discontinued operations, each to be determined according to GAAP. If neither of the 2016 performance goals was achieved, then the Retention Units would not vest and would be forfeited in their entirety. If either of the 2016 performance goals was met, then the Retention Units would be scheduled to vest over a 15-year period in three equal installments on May 6, 2020, May 6, 2025 and May 6, 2030, respectively, subject to Mr. Dyke’s continued employment with Sonic.
As a result of the Company’s net income of more than $93.0 million and revenue performance of more than $9.7 billion for calendar year 2016 as certified by the Compensation Committee, the performance condition for the Retention Units granted to Mr. Dyke was met and therefore the Retention Units remain outstanding and subject to vesting based on his continued service as described above. The Retention Units are subject to forfeiture to the extent unvested if Mr. Dyke’s employment with the Company terminates, except under certain circumstances, or he violates the restrictive covenants that are incorporated in the RSU Agreement or in any other agreement he has with the Company. For more information about the restrictive covenants in the RSU Agreement, see “—Employment Agreements and Change in Control Agreements—Performance-Based Restricted Stock Unit Agreement with Mr. Jeff Dyke, President.”
If prior to May 6, 2030, Mr. Dyke’s employment is terminated by the Company without “cause” (as defined in the RSU Agreement) or his employment ends due to his death or “disability” (as defined in the RSU Agreement), he will vest in a pro rata portion of the Retention Units. In the event of a “change in control” (as defined in the RSU Agreement), any unvested Retention Units will become fully vested. For more information about the Retention Units in the event of Mr. Dyke’s termination of employment or a change in control, see “—Potential Payments Upon Termination or Change in Control.”
Upon vesting, the Retention Units will be settled in the form of an equivalent number of shares of the Company’s Class A Common Stock. The Retention Units are not eligible for dividend equivalents or voting rights.
Deferred Compensation Plan and Other Benefits
The Named Executive Officers of Sonic (including the Chief Executive Officer) were also eligible to participate in the Deferred Plan during the 2019 calendar year. For 2019, executive officers could elect to defer a portion of their annual cash compensation, up to 75% of base salary and up to 100%

of eligible incentive bonus amounts. Sonic does not currently make matching contributions with respect to employee deferrals, but Sonic can choose to credit eligible employees with additional contributions to make up for matching contributions the employees would have received under Sonic’s 401(k) plan but for the legal limitations on the amount of compensation that can be considered for 401(k) plan purposes (e.g., $280,000 for 2019). If Sonic makes contributions, these contributions generally vest based on an employee’s full years of Deferred Plan participation with 20% vesting for each year so that an employee is fully vested after five years of participation. Participation in the Deferred Plan is offered annually to a select group of our management and highly compensated employees. Contributions by participants in the Deferred Plan, including any participating executive officers, are credited with a rate of return (positive or negative) based on deemed investments selected by a participant from among several different investment funds with such deemed earnings determined by the actual market performance of the investment funds selected by the participant. No Named Executive Officer elected to participate in or received any Company contributions under the Deferred Plan during 2019.
Each of the Named Executive Officers of Sonic was also afforded the use of company demonstrator vehicles for personal use during 2019. Personal use of company vehicles is a common competitive perquisite afforded to executives in the automobile dealership industry with both publicly held and privately owned dealership companies. The imputed value for the personal use of company demonstrator vehicles during 2019 by the Named Executive Officers was as follows: $182,573 for Mr. O. Bruton Smith, $24,310 for Mr. David Bruton Smith, $45,605 for Mr. Jeff Dyke and $48,052 for Mr. Heath R. Byrd, each as reflected in the “All Other Compensation” column of the Summary Compensation Table for the particular executive officer.
The Named Executive Officers of Sonic (including the Chief Executive Officer) were also eligible in 2019 to participate in various benefit plans on similar terms to those provided to other employees of Sonic, including matching contributions under Sonic’s 401(k) plan. These benefit plans provided to employees of Sonic, including the Named Executive Officers, are intended to provide a safety net of coverage against various events, such as death, disability and retirement. Mr. Jeff Dyke and Mr. Heath R. Byrd received matching contributions under Sonic’s 401(k) plan for 2019, the amounts of which are reflected in the “All Other Compensation” column of the Summary Compensation Table for the particular executive officer.
Each of the Named Executive Officers of Sonic (including the Chief Executive Officer) was also offered the opportunity to participate in an executive wellness program during 2019. Mr. Jeff Dyke and Mr. Heath R. Byrd elected to participate in the program and the benefit amount attributable to such participation is reflected in the “All Other Compensation” column of the Summary Compensation Table for the particular executive officer. Each of the Named Executive Officers is covered by Company-provided group term life insurance that provides a death benefit of one times earnings, up to a maximum of $750,000. The Company also pays the premiums for an additional term life insurance policy for Mr. O. Bruton Smith providing an $80,000 death benefit (also with $80,000 for accidental death). Imputed income attributable to the Company-provided group term life insurance and the premium amounts for the additional term life insurance policy is reflected in the “All Other Compensation” column of the Summary Compensation Table for Mr. O. Bruton Smith.
Sonic also may from time to time authorize the personal use of corporate aircraft by the Named Executive Officers and their family members, subject to certain rules and limitations set forth in the corporate aircraft use policy approved by the Compensation Committee. Pursuant to this policy, the Compensation Committee has authorized up to 40 non-business flight hours annually for the Chief Executive Officer. During 2019, the Named Executive Officers used corporate aircraft for personal travel on a limited basis, the aggregate incremental cost of which to Sonic was $0 with respect to Mr. O. Bruton Smith, $14,473 with respect to Mr. David Bruton Smith, $2,411 with respect to Mr. Jeff Dyke and $0 with respect to Mr. Heath R. Byrd. This aggregate incremental cost is reflected in the “All Other Compensation” column of the Summary Compensation Table for the particular executive officer, along with a description of how the aggregate incremental cost is calculated in a corresponding footnote.
Supplemental Executive Retirement Plan
The SERP was adopted effective as of January 1, 2010. The SERP is a nonqualified deferred compensation plan that is considered unfunded for federal tax purposes and intended for a select group of management or highly compensated employees. The Compensation Committee adopted the SERP in order to attract and retain key employees by providing a retirement benefit in addition to the benefits provided by Sonic’s tax-qualified and other nonqualified deferred compensation plans. The Compensation Committee selects the employees who will become SERP participants and designates each such employee as a Tier 1 participant, Tier 2 participant or Tier 3 participant. Mr. Jeff Dyke, President (previously Executive Vice President of Operations), was designated as a Tier 1 participant in the SERP effective as of January 1, 2010. Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer (previously Vice President and Chief Information Officer), originally was designated as a Tier 3 participant in the SERP effective as of May 1, 2010, but was redesignated as a Tier 1 participant in the SERP effective as of April 1, 2013 in connection with his promotion to Executive Vice President and Chief Financial Officer at that time. Participation in the SERP is subject to execution of a participation agreement. Messrs. O. Bruton Smith and David Bruton Smith are not participants in the SERP.
Subject to a specified vesting schedule, the SERP generally provides a retirement benefit in the form of an annual payment for a period of 15 years, with the annual payment based on a specified percentage of the participant’s “final average salary.” The annual payment for a Tier 1 participant is based on 50% of final average salary. The annual payment for a Tier 2 participant is based on 40% of final average salary. The annual payment for a Tier 3 participant is based on 35% of final average salary. “Final average salary” generally means the average of the participant’s highest three annual base salaries during the last five plan years prior to the participant’s separation from service with Sonic. A participant is generally eligible for the vested portion of his or her SERP benefit upon normal retirement after reaching age 65 or age 55 with at least 10 years of employment with Sonic. If a participant leaves Sonic before qualifying for normal retirement, the participant’s SERP benefit generally is reduced for early retirement (in addition to application of the vesting schedule). The vested benefit is reduced by 10% for each year the participant’s payment commencement date precedes the earliest date the participant would have been eligible for normal retirement. However, the early retirement reduction does not apply to eligible participants following a change in control of Sonic. See the discussion under “—Pension Benefits for 2019” below for further information about the SERP.
Change in Control Agreements
Effective May 6, 2015, the Compensation Committee approved, and the Company entered into, a Change in Control Agreement with each of Mr. Jeff Dyke and Mr. Heath R. Byrd (each, a “Change in Control Agreement”). The Compensation Committee determined that it was in the best interests of the Company and its stockholders to take steps intended to assure that the Company will have the continued dedication of Mr. Dyke and Mr. Byrd, notwithstanding the possibility, threat or occurrence of a change in control of the Company. The Change in Control Agreements provide that if Mr. Dyke or Mr. Byrd were to incur an excise tax under Section 4999 of the Code as a result of parachute payments or benefits to be provided in connection with a change in control of the Company, the Company will pay him a “gross-up” amount sufficient to put him in the same after-tax position in which he would have been had he not incurred any excise tax liability under Section 4999 of the Code. The Compensation Committee believes, in its judgment, that it is imperative to take efforts to diminish the inevitable distraction to Mr. Dyke and

Mr. Byrd that would be created by a pending or threatened change in control by mitigating the personal tax consequences he may face in such circumstance, and to encourage his full attention and dedication to the Company currently and in the event of any pending or threatened change in control.
For more information about the Change in Control Agreements and potential payments thereunder, see “—Employment Agreements and Change in Control Agreements—Change in Control Agreements with Mr. Jeff Dyke and Mr. Heath R. Byrd” and “—Potential Payments Upon Termination or Change in Control.”
Federal Income Tax Considerations
As noted above, the compensation paid to Sonic’s Named Executive Officers is based primarily on the performance of Sonic. The Compensation Committee considers the potential effect of Section 162(m) of the Code in designing our executive compensation program, along with other factors in the context of our overall approach to executive compensation. Section 162(m) of the Code generally limits Sonic’s annual federal income tax deduction for compensation paid to certain covered employees (generally, the Chief Executive Officer and certain other executive officers subject to Section 162(m) of the Code) to $1.0 million with respect to each such executive officer. Prior to the enactment of the Tax Act, compensation meeting the various technical requirements for “performance-based” compensation under Section 162(m) of the Code was excluded from the $1.0 million deduction limit. Before the Tax Act, executive officer compensation attributable to stock options and awards of performance-based restricted stock and restricted stock units granted under the 2012 Stock Incentive Plan (and previously the Sonic Automotive, Inc. 2004 Stock Incentive Plan), and annual cash bonuses paid under the Incentive Compensation Plan generally had been intended to meet the requirements for deductible performance-based compensation, although there is no guarantee that such compensation intended to be deductible under Section 162(m) of the Code will ultimately be determined as such by the IRS. In addition, the Company always reserved the right to pay compensation that did not qualify as “performance-based” from time to time in order to reward Sonic’s executive officers appropriately in the Compensation Committee’s judgment, even if resulting in certain compensation that would not be deductible under Section 162(m) of the Code.
For taxable years beginning after December 31, 2017, the Tax Act repealed the performance-based compensation exception to the deduction limitations under Section 162(m) of the Code and the $1.0 million deduction limit now applies to an expanded group of individuals, including anyone serving as the chief executive officer or the chief financial officer at any time during the taxable year and the three other most highly compensated executive officers. The new rules generally apply to taxable years beginning after December 31, 2017, but transition relief may apply to compensation paid pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date and that otherwise would have qualified as performance-based compensation under Section 162(m) of the Code prior to the changes made by the Tax Act.
While tax consequences continue to be a consideration for the executive compensation program, the Compensation Committee also intends to continue to approach executive compensation in a manner intended to attract, retain, motivate and reward the executive talent who are key to our success. Accordingly, the Compensation Committee will evaluate performance and compensate Sonic’s executive officers as it deems appropriate in the Compensation Committee’s judgment, even if it may result in compensation that may not be deductible under Section 162(m) of the Code. The Compensation Committee believes that the discretion and flexibility to award such compensation serves the best interests of Sonic and its stockholders by allowing the Compensation Committee to compensate executive officers appropriately in its discretion as circumstances warrant and in furtherance of its compensation philosophy and objectives.
Regardless of Sonic’s intent, there is no guarantee that incentive bonuses or awards, equity-based compensation or other compensation intended to be deductible under Section 162(m) of the Code will ultimately be determined as such by the IRS. In addition, changes in applicable tax laws and regulations, and interpretations of such laws and regulations, as well as other factors beyond Sonic’s control may affect the deductibility of executive compensation.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Sonic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and this Proxy Statement.
R. Eugene Taylor, Chairman
John W. Harris III, Vice Chairman
William I. Belk
Robert Heller

Summary Compensation Table
The following table sets forth compensation paid by or on behalf of Sonic to the Named Executive Officers for services rendered during Sonic’s fiscal years ended December 31, 2017, 2018 and 2019:

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)		Total ($)
O. Bruton Smith	2019	$298,223	$—	$1,361,691	$521,891	$—	$194,505	(3)	$2,376,310
Executive Chairman	2018	$1,284,921	$—	$1,509,699	$321,230	$—	$143,526	(3)	$3,259,376
	2017	$1,262,821	$—	$1,568,709	$1,416,303	$—	$134,706	(3)	$4,382,539
David Bruton Smith	2019	$1,113,638	$—	$1,176,123	$1,948,867	$—	$40,043	(4)	$4,278,671
Chief Executive Officer	2018	$1,051,670	$—	$1,303,968	$262,918	$—	$55,726	(4)	$2,674,282
	2017	$741,829	$—	$921,517	$831,989	$—	$57,012	(4)	$2,552,347
Jeff Dyke	2019	$994,358	$—	$1,050,157	$1,740,127	$861,472	$69,889	(5)	$4,716,003
President	2018	$990,950	$—	$1,164,305	$247,738	(6)	$70,390	(5)	$2,473,383
	2017	$973,906	$—	$1,209,815	$1,092,273	$522,259	$66,659	(5)	$3,864,912
Heath R. Byrd	2019	$775,001	$—	$818,487	$1,356,251	$739,706	$80,057	(7)	$3,769,502
Executive Vice President and	2018	$692,542	$—	$813,696	$173,136	(8)	$80,232	(7)	$1,759,606
Chief Financial Officer	2017	$680,631	$—	$845,499	$763,354	$362,494	$80,015	(7)	$2,731,993
__________
(1) Stock awards are valued based on the grant date fair value as calculated under the provisions of “Stock Compensation” in the ASC. See Note 10 to Sonic’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for the valuation assumptions used in determining the fair value of the awards. The initial grant date maximum fair value of the 2019 stock awards were as follows: Mr. O. Bruton Smith, $1,906,329; Mr. David Bruton Smith, $1,646,540; Mr. Jeff Dyke, $1,470,190; and Mr. Heath R. Byrd, $1,145,858.
(2) The amount shown for 2019 represents the change in the actuarial present value of accumulated benefits under the SERP from December 31, 2018 to December 31, 2019. The amount shown for 2018 represents the change in the actuarial present value of accumulated benefits under the SERP from December 31, 2017 to December 31, 2018. The amount shown for 2017 represents the change in the actuarial present value of accumulated benefits under the SERP from December 31, 2016 to December 31, 2017. The amounts shown for Mr. Jeff Dyke and Mr. Heath R. Byrd assume retirement at the earliest age at which unreduced benefits could be paid. As of December 31, 2019, both Mr. Dyke and Mr. Byrd were fully vested in their respective SERP benefits, but their SERP benefits remain subject to reduction for early retirement. See “—Pension Benefits for 2019” for further information about the SERP, including the assumptions used for these calculations.
(3) The amount shown for Mr. O. Bruton Smith includes the imputed value of demonstrator vehicles provided by the Company. The imputed value of the demonstrator vehicles was $182,573, $131,594 and $122,773 in 2019, 2018 and 2017, respectively. The value assigned to the demonstrator vehicles was calculated under rules established by the IRS. The aggregate incremental cost of the demonstrator vehicles to the Company is not calculable because those vehicles are provided to the executive by its dealership subsidiaries. The amount shown for Mr. O. Bruton Smith also includes imputed income attributable to group term life insurance under the Company’s group life insurance plan and premiums paid by the Company for an additional life insurance policy for Mr. O. Bruton Smith.
(4) The amount shown for Mr. David Bruton Smith includes the imputed value of demonstrator vehicles provided by the Company. The imputed value of the demonstrator vehicles was $24,310, $54,271 and $54,900 in 2019, 2018 and 2017, respectively. The value assigned to the demonstrator vehicles was calculated under rules established by the IRS. The aggregate incremental cost of the demonstrator vehicles to the Company is not calculable because those vehicles are provided to the executive by its dealership subsidiaries. The amount shown for Mr. David Bruton Smith also includes $14,473, $650 and $1,272 for personal use of the Company’s aircraft in 2019, 2018 and 2017. The amount reported for personal use of the Company’s aircraft by Mr. David Bruton Smith is calculated by reference to the aggregate incremental cost to the Company and based on the actual cost of fuel, landing fees, pilot meal and lodging expenses, aircraft cleaning, on-board catering and other similar variable costs. Fixed costs that do not change based on usage, such as pilot salaries, home hanger expenses and general taxes and insurance, are excluded from the aggregate incremental cost calculation. If the aircraft flies empty before picking up or dropping off a passenger flying for personal reasons, this segment is included in the aggregate incremental cost of the personal use. When the aircraft is already flying to a destination for business purposes, costs associated with the additional passenger are negligible and are not included in determining the aggregate incremental cost to the Company. The amount shown for Mr. David Bruton Smith also includes imputed income attributable to group term life insurance under the Company’s group life insurance plan.
(5) The amount shown for Mr. Jeff Dyke includes the imputed value of demonstrator vehicles provided by the Company. The imputed value of the demonstrator vehicles was $45,605, $42,156 and $38,675 in 2019, 2018 and 2017, respectively. The value assigned to the demonstrator vehicles was calculated under rules established by the IRS. The aggregate incremental cost of the demonstrator vehicles to the Company is not calculable because those vehicles are provided to the executive by its dealership subsidiaries. The amount shown for Mr. Jeff Dyke also includes $2,411, $2,194 and $5,517 for personal use of the Company’s aircraft in 2019, 2018 and 2017, respectively, calculated as described above in Footnote 4, and imputed income attributable to group term life insurance under the Company’s group life insurance plan. The amount shown for Mr. Jeff Dyke also includes Company contributions for the executive wellness program of $14,342, $18,609 and $15,135 in 2019, 2018 and 2017, respectively, and Company matching contributions under the 401(k) plan of $5,600, $5,500 and $5,400 in 2019, 2018 and 2017, respectively.
(6) Mr. Dyke experienced a decrease of $141,831 in the actuarial present value of his accumulated benefits under the SERP from December 31, 2017 to December 31, 2018 due to an increase in the discount rate used in the assumptions for computing the actuarial present value of the accumulated pension benefits from 3.50% in 2017 to 4.36% in 2018.
(7) The amount shown for Mr. Heath R. Byrd includes the imputed value of demonstrator vehicles provided by the Company. The imputed value of the demonstrator vehicles was $48,052, $45,834 and $45,586 in 2019, 2018 and 2017, respectively. The value assigned to the demonstrator vehicles was calculated under rules established by the IRS. The aggregate incremental cost of the demonstrator vehicles to the Company is not calculable because those vehicles are provided to the executive by its dealership subsidiaries. The amount shown for Mr. Heath R. Byrd also includes $7,999 and $13,755 for personal use of the Company’s aircraft in 2018 and 2017, respectively, calculated as described above in Footnote 4, and imputed income attributable to group term life insurance under the Company’s group life insurance plan. The amount shown for Mr. Heath R. Byrd also includes Company contributions for the executive wellness program of $24,473, $18,966 and $13,342 in 2019, 2018 and 2017, respectively, and Company matching contributions under the 401(k) plan of $5,600, $5,500 and $5,400 in 2019, 2018 and 2017, respectively.
(8) Mr. Byrd experienced a decrease of $82,456 in the actuarial present value of his accumulated benefits under the SERP from December 31, 2017 to December 31, 2018 due to an increase in the discount rate used in the assumptions for computing the actuarial present value of the accumulated pension benefits from 3.50% in 2017 to 4.36% in 2018.

Grants of Plan-Based Awards During 2019
The following table sets forth information regarding all grants of awards made to the Named Executive Officers during 2019 under any plan:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards(1)(2)			Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Interim ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
O. Bruton Smith	2/13/2019(3)	$164,023	$298,223	$342,957	$521,891	—	—	—	$—
	3/08/2019(4)	$—	$—	$—	$—	62,561	104,264	145,967	$1,361,691	(5)
David Bruton Smith	2/13/2019(3)	$612,501	$1,113,638	$1,280,684	$1,948,867	—	—	—	$—
	3/08/2019(4)	$—	$—	$—	$—	54,036	90,055	126,075	$1,176,123	(5)
Jeff Dyke	2/13/2019(3)	$546,897	$994,358	$1,143,512	$1,740,127	—	—	—	$—
	3/08/2019(4)	$—	$—	$—	$—	48,248	80,410	112,572	$1,050,157	(5)
Heath R. Byrd	2/13/2019(3)	$426,250	$775,001	$891,251	$1,356,251	—	—	—	$—
	3/08/2019(4)	$—	$—	$—	$—	37,605	62,671	87,738	$818,487	(5)
__________
(1) Amounts earned for 2019 are set forth in the Summary Compensation Table.
(2) Based on final certification of the applicable performance target for these awards granted on March 8, 2019, these awards remaining outstanding at the maximum level as follows: Mr. O. Bruton Smith, 145,967; Mr. David Bruton Smith, 126,075; Mr. Jeff Dyke, 112,572; and Mr. Heath R. Byrd, 87,738.
(3) For a description of these non-equity incentive awards, see “—Compensation Discussion and Analysis—Annual Cash Compensation—Performance-Based Cash Bonus for 2019.”
(4) Grants issued pursuant to the 2012 Stock Incentive Plan. For Messrs. O. Bruton Smith, David Bruton Smith, Jeff Dyke and Heath R. Byrd, these grants will vest in annual installments over a three-year period subject to continued service, vesting 25% on March 31, 2020, 30% on March 8, 2021 and 45% on March 8, 2022.
(5) Stock awards are valued based on the grant date fair value as calculated under the provisions of “Stock Compensation” in the ASC.
For a description of certain additional terms of the compensation and grants disclosed in the table above, see “—Compensation Discussion and Analysis.”
Employment Agreements and Change in Control Agreements
Employment Agreement with Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer
The Company has an employment agreement with Mr. Heath R. Byrd (the “Employment Agreement”). The Employment Agreement sets forth the basic terms of employment for Mr. Byrd, including provisions for annual base salary, annual performance-based cash bonus and eligibility to participate in Sonic’s equity compensation plans and benefit programs. It also contains a restrictive covenant that prohibits the disclosure or use in an unauthorized manner of any of Sonic’s confidential or proprietary information. For a description of certain additional terms of the Employment Agreement, see “—Potential Payments Upon Termination or Change in Control.”

Performance-Based Restricted Stock Unit Agreement with Mr. Jeff Dyke, President
Effective May 6, 2015, the Compensation Committee approved a special retention grant of the Retention Units to Mr. Jeff Dyke, President of Sonic (Executive Vice President of Operations of the Company at the time of grant). The Compensation Committee views Mr. Dyke as a key employee to the success of the Company and believed it to be in the best interests of the Company and its stockholders to provide him with a significant long-term incentive intended to encourage him to continue his employment with the Company. The grant of Retention Units was made pursuant to the RSU Agreement, dated May 6, 2015, between the Company and Mr. Dyke. The RSU Agreement includes restrictive covenants such as (i) a non-competition restriction for two years following termination of employment in the event that Mr. Dyke is terminated for “cause” (as defined in the RSU Agreement) or he resigns his employment with the Company, (ii) a non-solicitation restriction for two years following Mr. Dyke’s termination of employment for any reason and (iii) prohibitions on the disclosure or use in an unauthorized manner of any of the Company’s confidential or proprietary information. The RSU Agreement includes forfeiture and recoupment provisions that would apply in the event the restricted covenants are violated. For more information about the Retention Units and the terms of the RSU Agreement, see “—Compensation Discussion and Analysis—Long-Term Equity Compensation—Special Retention Grant for Mr. Jeff Dyke, President” and “—Potential Payments Upon Termination or Change in Control.”
Change in Control Agreements with Mr. Jeff Dyke and Mr. Heath R. Byrd
Effective May 6, 2015, the Compensation Committee approved, and the Company entered into, a Change in Control Agreement with each of Mr. Jeff Dyke and Mr. Heath R. Byrd to provide them with protection against excise taxes they could face in connection with a change in control of the Company. Section 280G of the Code denies a tax deduction with respect to excess parachute payments to certain executives of companies that experience a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax on the recipient of the excess parachute payment. Parachute payments are compensation that is contingent in whole or in part upon a change in control and include, for example, bonuses, severance pay, accelerated vesting of equity-based compensation, accelerated vesting of deferred compensation and certain fringe benefits. Excess parachute payments are parachute payments that exceed a specific threshold under Section 280G of the Code, with the threshold determined based on the executive’s average compensation for the prior five years.
Under the Change in Control Agreements, if any of the payments or benefits provided or to be provided by the Company or its affiliates to Mr. Dyke and Mr. Byrd in connection with a change in control of the Company constitute excess parachute payments under Section 280G of the Code that will be subject to the 20% excise tax or any related interest or penalties, then the Company will pay to each of Mr. Dyke and Mr. Byrd an additional “gross-up” amount equal to the excise tax, plus any related interest and penalties, plus the amount necessary to put him in the same after-tax position (taking into account all applicable federal, state and local income, employment and excise taxes) in which he would have been if he had not been subject to the excise tax.
We provide this protection to Mr. Dyke and Mr. Byrd in an effort to diminish the inevitable distraction to Mr. Dyke and Mr. Byrd that would be created by a pending or threatened change in control by mitigating the personal tax consequences they may face in such circumstance, and to encourage their full attention and dedication to the Company currently and in the event of any pending or threatened change in control. For more information about potential payments under the Change in Control Agreements, see “—Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal 2019 Year-End
The following table sets forth information regarding unearned or unvested option and stock awards held by the Named Executive Officers on December 31, 2019:

		Option Awards					Stock Awards
Name	Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested ($)(1)
O. Bruton Smith	2/13/2017	—	$—	—	24,233	(2)	$751,223	—		$—
	2/23/2018	—	$—	—	36,154	(3)	$1,120,774	—		$—
	3/8/2019	—	$—	—	—		$—	145,967	(4)	$4,524,977
David Bruton Smith	2/13/2017	—	$—	—	14,236	(2)	$441,316	—		$—
	2/23/2018	—	$—	—	31,227	(3)	$968,037	—		$—
	3/8/2019	—	$—	—	—		$—	126,075	(4)	$3,908,325
Jeff Dyke	5/6/2015	__	$—	__	1,000,000	(5)	$31,000,000	—		$—
	2/13/2017	—	$—	—	18,689	(2)	$579,359	—		$—
	2/23/2018	—	$—	—	27,883	(3)	$864,373	—		$—
	3/8/2019	—	$—	—	—		$—	112,572	(4)	$3,489,732
Heath R. Byrd	2/13/2017	—	$—	—	13,061	(2)	$404,891	—		$—
	2/23/2018	—	$—	—	19,487	(3)	$604,097	—		$—
	3/8/2019	—	$—	—	—		$—	87,738	(4)	$2,719,878
__________
(1) Market value based on the December 31, 2019 closing price of our Class A Common Stock of $31.00 per share.
(2) The remaining non-vested equity incentive plan award units granted on February 13, 2017 vest on February 13, 2020.
(3) The remaining non-vested equity incentive plan award units granted on February 23, 2018 vest as follows on February 23, 2020 and February 23, 2021, respectively: Mr. O. Bruton Smith, 14,462 and 21,692; Mr. David Bruton Smith, 12,491 and 18,736; Mr. Jeff Dyke, 11,153 and 16,730; and Mr. Heath R. Byrd, 7,795 and 11,692.
(4) Following certification of the applicable performance condition by the Compensation Committee, the unearned, non-vested equity incentive plan award units granted on March 8, 2019 to Messrs. O. Bruton Smith, David Bruton Smith, Jeff Dyke and Heath R. Byrd were adjusted and vest 25% on March 31, 2020, 30% on March 8, 2021 and 45% on March 8, 2022, subject to continued service.
(5) The non-vested equity incentive plan award units granted on May 6, 2015 vest over a 15-year period in three equal installments on May 6, 2020, May 6, 2025 and May 6, 2030.

Option Exercises and Stock Vested During 2019
The following table sets forth information concerning each exercise of stock options and each vesting of restricted stock and restricted stock units during 2019 for each of the Named Executive Officers on an aggregated basis:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
O. Bruton Smith	—	$—	42,105	$668,206	(1)
			16,156	$252,518	(2)
			12,051	$178,475	(3)

David Bruton Smith	—	$—	24,734	$392,529	(1)
			9,490	$148,329	(2)
			10,409	$154,157	(3)

Jeff Dyke	—	$—	32,472	$515,331	(1)
			12,459	$194,734	(2)
			9,294	$137,644	(3)

Heath R. Byrd	—	$—	22,694	$360,154	(1)
			8,707	$136,090	(2)
			6,496	$96,206	(3)
___________
(1) Represents aggregate dollar amount realized upon vesting of restricted stock units based on the closing price of our Class A Common Stock on February 15, 2019 of $15.87 per share.
(2) Represents aggregate dollar amount realized upon vesting of restricted stock units based on the closing price of our Class A Common Stock on February 13, 2019 of $15.63 per share.
(3) Represents aggregate dollar amount realized upon vesting of restricted stock units based on the closing price of our Class A Common Stock on March 29, 2019 of $14.81 per share.
Pension Benefits for 2019
The following table sets forth information regarding pension benefits for the Named Executive Officers as of December 31, 2019:

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)		Payments During Last Fiscal Year ($)
O. Bruton Smith(3)	N/A	—	$—		$—
David Bruton Smith(3)	N/A	—	$—		$—
Jeff Dyke	SERP	N/A	$5,657,724	(4)	$—
Heath R. Byrd	SERP	N/A	$4,188,385	(4)	$—
__________

(1) Benefits under the SERP are based on a percentage of “final average salary” and the percentage does not increase based on years of credited service. Vesting under the SERP is based on years of participation in the SERP. Mr. Jeff Dyke has 10 years of participation in the SERP, and Mr. Heath R. Byrd has 9 2/3 years of participation in the SERP. Normal retirement under the SERP is age 65 or age 55 with at least 10 years of service with Sonic. Vested benefits are reduced for early retirement. As of December 31, 2019, Mr. Dyke had 14 1/4 years of service with Sonic and Mr. Byrd had 12 1/6 years of service with Sonic.
(2) The accumulated benefit is based on salary considered by the SERP for the period through December 31, 2019. The present value of the accumulated benefit for Messrs. Dyke and Byrd has been calculated assuming that the Named Executive Officers remain in service through the earliest date as of which they could receive unreduced benefits and that the benefit will be payable in the form of an annual payment for 15 years. Other assumptions used to determine the present value of the accumulated benefit for each of Messrs. Dyke and Byrd are described in the summary below.
(3) Messrs. O. Bruton Smith and David Bruton Smith are not participants in the SERP.
(4) As of December 31, 2019, both Mr. Dyke and Mr. Byrd were fully vested in their respective SERP benefits, but their SERP benefits remain subject to reduction for early retirement. Actual benefits will be determined at termination of employment based on actual salary, years of SERP participation and years of service with Sonic.
On December 7, 2009, the Compensation Committee adopted the SERP to be effective as of January 1, 2010. In connection with the adoption of the SERP, the Compensation Committee authorized the establishment of an irrevocable grantor trust known as a “rabbi trust” for the purpose of accumulating assets from which SERP liabilities may be paid. The following is a brief description of certain material terms of the SERP.
The SERP is a nonqualified deferred compensation plan that is considered unfunded for federal tax purposes and intended for a select group of management or highly compensated employees. The SERP is subject to Section 409A of the Code. The purpose of the SERP is to attract and retain key employees by providing a retirement benefit in addition to the benefits provided by Sonic’s tax-qualified and other nonqualified deferred compensation plans. The Compensation Committee selects the employees who will become SERP participants and designates each such employee as a Tier 1 participant, Tier 2 participant or Tier 3 participant.
Mr. Jeff Dyke, President (previously Executive Vice President of Operations), was designated as a Tier 1 participant in the SERP effective as of January 1, 2010, subject to execution of a participation agreement. Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer (previously Vice President and Chief Information Officer), originally was designated as a Tier 3 participant in the SERP effective as of May 1, 2010, subject to execution of a participation agreement, but was redesignated as a Tier 1 participant in the SERP effective as of April 1, 2013 in connection with his promotion to Executive Vice President and Chief Financial Officer at that time.
Subject to the vesting schedule described below, the SERP generally provides a retirement benefit in the form of an annual payment for a period of 15 years, with the annual payment based on a specified percentage of the participant’s “final average salary.” The annual payment for a Tier 1 participant is based on 50% of final average salary. The annual payment for a Tier 2 participant is based on 40% of final average salary. The annual payment for a Tier 3 participant is based on 35% of final average salary. “Final average salary” generally means the average of the participant’s highest three annual base salaries during the last five plan years prior to the participant’s separation from service with

Sonic. A participant is generally eligible for the vested portion of his or her SERP benefit upon normal retirement after reaching age 65 or age 55 with at least 10 years of employment with Sonic.
Amounts reported in the Pension Benefits Table above as the actuarial present value of accumulated benefit under the SERP are calculated assuming that the benefit is in the form of an annual payment for 15 years and assuming that Messrs. Dyke and Byrd remain in service with Sonic until the earliest age at which unreduced benefits would be payable, which is age 55 for both Messrs. Dyke and Byrd. The present value of accumulated benefit is calculated using the discount rate assumption that Sonic also uses for its financial statement disclosures, which at December 31, 2019 was 2.99%. Messrs. Dyke’s and Byrd’s actual years of participation in the SERP and actual years of service with Sonic are indicated in Footnote 1 to the Pension Benefits Table above. No additional years of service have been credited to the Named Executive Officers under the SERP.
As noted above, participants are subject to a vesting schedule for their SERP benefits based on their “Years of Plan Service” (i.e., a 365-day period of employment beginning on the effective date of SERP participation and each anniversary thereof). Unless otherwise specified by the Compensation Committee, participants vest in their SERP benefits as follows:

Years of Plan Service	Percent Vested
Less than 1	0%
At least 1 but less than 2	20%
At least 2 but less than 3	40%
At least 3 but less than 4	60%
At least 4 but less than 5	80%
5 or more	100%

Participants also become 100% vested if they die or become “disabled” (as defined in the SERP) while employed with Sonic, or if a “change in control” (as defined in the SERP) occurs while employed with Sonic.
If a participant leaves Sonic before qualifying for normal retirement, the participant’s SERP benefit generally is reduced for early retirement (in addition to application of the vesting schedule). The vested benefit is reduced by 10% for each year the participant’s payment commencement date precedes the earliest date the participant would have been eligible for normal retirement. As amended in February 2015, the SERP provides that the early retirement reduction does not apply to participants who were employees of Sonic immediately prior to a change in control, regardless of whether or not such participants remain employees upon or following the change in control.
A participant earns his or her SERP benefit over a period from the later of age 45 or the participant’s effective date of SERP participation, to the later of the participant’s normal retirement date or the date he or she becomes 100% vested in his or her SERP benefit.
If a participant terminates employment with Sonic within two years after a change in control, the participant will receive the vested portion of his or her normal retirement benefit or reduced early retirement benefit, as applicable, in a lump sum payment based on the present value of his or her unpaid, vested accrued benefit.

Generally, benefit payments begin the first of the month following the month in which normal or early retirement occurs. If the participant is a “specified employee” under Section 409A of the Code, the first payment following normal or early retirement generally must be postponed for six months following termination. Subsequent annual payments will be made on the anniversary of the date the initial installment otherwise would have been made.
If a participant dies during the 15-year payment period and leaves a surviving spouse, payments continue to the surviving spouse. If a participant dies before terminating employment with Sonic, the lump sum value of his or her accrued benefit (calculated as if the date of death were the date of normal retirement) will be paid to his or her designated beneficiary. If a participant becomes disabled while employed with Sonic, the participant will be entitled to a regular SERP benefit payable for 15 years (calculated as if the date of disability were the date of normal retirement).
If a participant is terminated for “cause” (as defined in the SERP) or it is discovered after termination that the participant could have been terminated for certain reasons constituting “cause,” the participant will forfeit all benefits under the SERP, including any remaining unpaid benefits if already in pay status. Under the SERP, reasons constituting “cause” include material breach of the participant’s obligations in any employment agreement that is not timely remedied, the participant’s breach of any applicable restrictive covenants, conviction of a felony, actions involving moral turpitude, willful failure to comply with reasonable and lawful directives of the Board of Directors or the participant’s superiors, chronic absenteeism, willful or material misconduct, illegal use of controlled substances and, if applicable, the final and non-appealable determination by a court of competent jurisdiction that the participant willfully and knowingly filed a fraudulent certification under Section 302 of the Sarbanes-Oxley Act of 2002.
In addition, the SERP provides that benefits are forfeited if a participant fails to comply with certain restrictive covenants related to Sonic and its business, including any remaining unpaid benefits if already in pay status. Subject to limited exceptions, these restrictive covenants generally prohibit (i) disclosing or using in any unauthorized manner any of Sonic’s confidential or proprietary information, (ii) employing or soliciting employees of Sonic or its affiliates or subsidiaries, (iii) interfering with Sonic’s relationships with its vendors, (iv) competing with Sonic within any Standard Metropolitan Statistical Area (determined as described in the SERP) or county in which Sonic or any of its subsidiaries has a place of business and (v) disparaging Sonic or its subsidiaries, affiliates, officers, directors, business or products. These restrictive covenants generally apply while a participant in the SERP and, if later, during the two-year period following separation from service with Sonic (except that the confidentiality and non-disparagement restrictions do not expire).
In the case of either termination for “cause” or failure to comply with the restrictive covenants, the SERP also provides that the participant must repay Sonic all benefit amounts previously received.
If a rabbi trust exists when a change in control of Sonic occurs, the SERP requires that Sonic contribute, at the time of the change in control and then on each anniversary thereof, cash or liquid securities sufficient so that the value of assets in the rabbi trust at least equals the total value of all accrued benefits under the SERP. The assets of the rabbi trust are available to satisfy claims of the general creditors of Sonic in the event of its insolvency. Participants are unsecured general creditors of Sonic with respect to their SERP benefits and do not have an ownership interest in rabbi trust assets or in any other specific assets of Sonic with respect to such benefits.

CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, we have prepared a comparison of the annual total compensation of Mr. David Bruton Smith, our Chief Executive Officer, for fiscal 2019 to the median of the annual total compensation of all other Company employees for the same period.
For fiscal 2019, the total compensation for Mr. David Bruton Smith, our Chief Executive Officer, was $4,278,671 as reported in the Summary Compensation Table on page 40 of this Proxy Statement.
We identified the median employee for this review by examining the 2019 annual total compensation of all employees, excluding our Chief Executive Officer, who were employed by us on December 31, 2019 since it allowed us to make the identification in a reasonably efficient manner. We included all employees, whether employed on a full-time, part-time or seasonal basis. We did not make any assumptions, adjustments or estimates with respect to annual total compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2019. For this purpose and using reasonable estimates, the calculation of annual total compensation of all employees, excluding our Chief Executive Officer, was determined by using the wages and compensation reported in Box 1 of Form W-2 for 2019. We selected W-2 compensation as our compensation measure because it is readily available in our existing payroll system, it is determined on a consistent basis for each employee, and we believe it is a reasonable proxy for total compensation for purposes of determining the median employee.
Following our review, we have determined that for 2019, the median of the annual total compensation of all employees of the Company (other than our Chief Executive Officer) was $57,100.
Based on this information, for 2019, the ratio of the annual total compensation of Mr. David Bruton Smith, our Chief Executive Officer, to the median of the annual total compensation of all other employees was 74.9 to 1.0. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules and methods for disclosure. Due to estimates and assumptions as well as adjustments and statistical sampling permitted under the SEC rules, pay ratio disclosures may involve a degree of imprecision and our approach may not be consistent with the methodologies used by other companies.
Potential Payments Upon Termination or Change in Control
The Named Executive Officers would receive certain payments and/or benefits upon termination from Sonic that would vary in amount depending on the reason for termination of employment. The Named Executive Officers also would receive certain payments and/or benefits in connection with a change in control of Sonic (including a termination of employment due to a change in control). The information below generally describes these payments and benefits. Payments and benefits under other plans and arrangements that are generally available to Sonic’s salaried employees on similar terms are not described.
Payments Upon Termination
Based on the compensation arrangements described in the Compensation Discussion and Analysis section of this Proxy Statement and the terms of the 2012 Stock Incentive Plan, the estimated present value of the salary, bonus and stock award payments the Named Executive Officers could have received upon termination without cause as of December 31, 2019 are as follows:

Name	Salary and Bonus ($)		Stock Awards ($)(1)(2)
O. Bruton Smith	$—		$6,396,974
David Bruton Smith	$—		$5,317,678
Jeff Dyke	$—		$14,405,700
Heath R. Byrd	$387,500	(3)	$3,728,866
__________
(1) Represents the value of restricted stock units that would have vested upon termination without cause based on the closing price of Sonic’s Class A Common Stock on December 31, 2019 of $31.00 per share. For annual restricted stock unit awards granted in 2019, this value assumes there were no forfeitures related to the applicable performance conditions. For Mr. Dyke, this value also assumes that he became vested in a pro rata portion of the Retention Units determined in accordance with the RSU Agreement. Termination without cause has the meaning given to such term in applicable agreements and plans, including (i) the 2012 Stock Incentive Plan, (ii) for Mr. Dyke, the RSU Agreement and (iii) for Mr. Byrd, the Employment Agreement. For more information about the Retention Units and the RSU Agreement, see “—Compensation Discussion and Analysis—Long-Term Equity Compensation—Special Retention Grant for Mr. Jeff Dyke, President” and “Employment Agreements and Change in Control Agreements—Performance-Based Restricted Stock Unit Agreement with Mr. Jeff Dyke, President.”
(2) For termination due to death or disability, the value of the restricted stock units would have been as follows: Mr. O. Bruton Smith, $6,396,974; Mr. David Bruton Smith, $5,317,678; Mr. Jeff Dyke, $14,405,700; and Mr. Heath R. Byrd, $3,728,866. For Mr. Dyke, this value in connection with termination due to death or disability assumes that he became vested in a pro rata portion of the Retention Units determined in accordance with the RSU Agreement. For more information about the Retention Units and the RSU Agreement, see “—Compensation Discussion and Analysis—Long-Term Equity Compensation—Special Retention Grant for Mr. Jeff Dyke, President” and “Employment Agreements and Change in Control Agreements—Performance-Based Restricted Stock Unit Agreement with Mr. Jeff Dyke, President.”
(3) The Employment Agreement between the Company and Mr. Byrd provides for the payment of severance in the event of a termination of his employment by Sonic, other than for “cause” (as defined in the Employment Agreement). Under the terms of the Employment Agreement, the amount of any such severance would be one-half of Mr. Byrd’s then-current annual base salary to be paid in two equal installments, with the first installment payable within 15 days following termination and the second installment payable on the last day of the sixth full calendar month following such termination. For more information about the Employment Agreement, see “—Employment Agreements and Change in Control Agreements—Employment Agreement with Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer.”
Each of the Named Executive Officers also are covered by Company-provided group term life insurance with a death benefit of one times earnings, up to a maximum of $750,000. If any of the Named Executive Officers had terminated employment due to death on December 31, 2019, the Named Executive Officer’s beneficiary under the life insurance policy would have been due a $750,000 benefit from the insurance carrier. In addition, the Company also pays the premiums for additional term life insurance policies for Mr. O. Bruton Smith. These policies provide a death benefit for Mr. O. Bruton Smith of $80,000 (also with $80,000 for accidental death) that would have been payable to the beneficiary by the insurance carrier upon termination of employment due to death.

In addition, a participant in the SERP who terminates employment due to death becomes entitled to fully vested SERP benefits (calculated as if the date of death were the date of normal retirement) and such benefits are payable to his or her beneficiary the first of the next month in a lump sum equal to the present value of the otherwise applicable 15 annual payments. If Mr. Dyke’s death had occurred on December 31, 2019, the estimated lump sum payment under the SERP would have been $6,075,236. If Mr. Byrd’s death had occurred on December 31, 2019, the estimated lump sum payment under the SERP would have been $4,409,994. For purposes of estimating these lump sum payments, the present value of the accumulated benefit was calculated using the discount rate assumption that Sonic also uses for its financial statement disclosures, which at December 31, 2019 was 2.99%. Under the SERP, present value is determined utilizing reasonable interest assumptions determined in the sole discretion of the Compensation Committee. The discount rate assumption that Sonic uses for its financial statement disclosures may not be the actual rate used under the SERP at a given time.
A participant in the SERP who terminates employment due to “disability” (as defined in the SERP) becomes entitled to fully vested SERP benefits (calculated as if the date of disability were the date of normal retirement) and the annual payments begin the month following disability. If Mr. Dyke had terminated employment on December 31, 2019 due to disability, he would have received estimated annual payments of $493,770 for 15 years. If Mr. Byrd had terminated employment on December 31, 2019 due to disability, he would have received estimated annual payments of $358,426 for 15 years. If termination occurred on December 31, 2019 for any reason other than death, disability or change in control, Mr. Dyke would have been entitled to estimated annual SERP payments of $374,441 for 15 years and Mr. Byrd would have been entitled to estimated annual SERP payments of $295,701 for 15 years. For more information about payments under the SERP upon a termination of employment, see “—Pension Benefits for 2019.”
Payments Upon a Change in Control
Stock options and other stock awards under the 2012 Stock Incentive Plan held by our Named Executive Officers would immediately vest (subject to pro rata adjustment in the case of certain performance awards under the 2012 Stock Incentive Plan) and become exercisable upon a change in control. The estimated present value of the outstanding stock awards held by our Named Executive Officers in the event of a change in control on December 31, 2019 is as follows:

Name	Stock Awards ($)(1)
O. Bruton Smith	$6,396,974
David Bruton Smith	$5,317,678
Jeff Dyke	$35,933,464
Heath R. Byrd	$3,728,866
__________
(1) Represents the value of restricted stock units that would have vested upon a change in control based on the closing price of Sonic’s Class A Common Stock on December 31, 2019 of $31.00 per share. “Change in control” has the meaning given to such term in applicable agreements and plans, including the 2012 Stock Incentive Plan and, for Mr. Dyke, the RSU Agreement. For annual restricted stock unit awards granted in 2019, this value assumes there were no forfeitures related to the applicable performance conditions. For Mr. Dyke, this value also assumes that he became fully vested in the Retention Units in accordance with the RSU Agreement. For more information about the Retention Units and the RSU Agreement, see

“—Compensation Discussion and Analysis—Long-Term Equity Compensation—Special Retention Grant for Mr. Jeff Dyke, President” and “—Employment Agreements and Change in Control Agreements—Performance-Based Restricted Stock Unit Agreement with Mr. Jeff Dyke, President.”
A participant in the SERP becomes fully vested in his or her SERP benefit in the event of a “change in control” (as defined in the SERP). See “—Pension Benefits for 2019” for the present value of accumulated SERP benefits as of December 31, 2019. In addition, if a participant separates from service with the Company within 24 months following a change in control, the SERP benefit will be paid in the form of a lump sum equal to the present value of the otherwise applicable 15 annual payments. See “—Pension Benefits for 2019” for a discussion of the SERP. Messrs. Dyke and Byrd were fully vested in their SERP benefits as of December 31, 2019. As amended in February 2015, the SERP provides that the early retirement reduction otherwise applicable under the SERP does not apply to participants who were employees immediately prior to a change in control, regardless of whether or not such participants remain employees upon or following the change in control. If Mr. Dyke had terminated employment immediately following a change in control on December 31, 2019, the estimated present value of the lump sum payable to Mr. Dyke would have been $6,075,236. If Mr. Byrd had terminated employment immediately following a change in control on December 31, 2019, the estimated present value of the lump sum payable to Mr. Byrd would have been $6,075,236. For purposes of estimating these lump sum payments, the present value of the accumulated benefit was calculated using the discount rate assumption that Sonic also uses for its financial statement disclosures, which at December 31, 2019 was 2.99%. Under the SERP, present value is determined utilizing reasonable interest assumptions determined in the sole discretion of the Compensation Committee. The discount rate assumption that Sonic uses for its financial statement disclosures may not be the actual rate used under the SERP at a given time.
Upon a change in control of the Company, certain payments and benefits provided or to be provided to Messrs. Dyke and Byrd could be subject to the excise tax imposed on excess parachute payments under Section 280G of the Code, including the accelerated vesting of equity awards and waiver of the early retirement reduction provisions under the SERP. Pursuant to their Change in Control Agreements with the Company, Messrs. Dyke and Byrd are each entitled to a “gross-up” payment equal to the excise tax, plus any related interest or penalties, plus the amount necessary to put him in the same after-tax position (taking into account all applicable federal, state and local income, employment and excise taxes) in which he would have been if he had not been subject to the excise tax. Determining the value of excess parachute payments under Section 280G of the Code and any related 20% excise tax and, in turn, any applicable gross-up payment, involves very complicated calculations and depends on the facts and circumstances that exist at the time of a change in control and whether a termination of employment also occurs. Therefore, in estimating any gross-up payments to which Messrs. Dyke and Byrd may have become entitled, we have assumed that a change in control occurred on December 31, 2019 and that Messrs. Dyke and Byrd also terminated employment at that time. In such case, our estimated gross-up payment to Mr. Dyke would be $18,061,973, and no gross-up payment would be necessary for Mr. Byrd. For purposes of this review, we also assumed that all performance conditions for equity awards had been met, and considered Messrs. Dyke’s and Byrd’s average five-year W-2 compensation in accordance with Section 280G of the Code which considers average compensation for the five years prior to the year in which the change in control occurs. We also assumed an excise tax rate of 20%, a statutory federal income tax rate of 35%, a Medicare tax rate of 1.45% and a state income tax rate of 5.75% and, where applicable, appropriate discount rates. For valuing stock awards, we referenced the closing price of Sonic’s Class A Common Stock on December 31, 2019 of $31.00 per share. For more information about the Change in Control Agreements, see “—Compensation Discussion and Analysis—Change in Control Agreements” and “—Employment Agreements and Change in Control Agreements—Change in Control Agreements with Mr. Jeff Dyke and Mr. Heath R. Byrd.”

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2019 with respect to shares of our Class A Common Stock that may be issued under our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders(1)	2,289,690	(2)	$—	(3)	3,978,875	(4)
Equity compensation plans not approved by security holders(5)	—		$—	(6)	210,364
Total	2,289,690	(2)	$—	(3)(6)	4,189,239	(4)
__________
(1) Includes the 2012 Stock Incentive Plan, the 2012 Formula Plan and the Sonic Automotive, Inc. Employee Stock Purchase Plan (the “Employee Plan”). Grants under the Employee Plan have been suspended since December 31, 2005.
(2) Includes 2,289,690 shares issuable upon the vesting of outstanding restricted stock units granted under the 2012 Stock Incentive Plan. The weighted-average exercise price information in column (b) does not take outstanding restricted stock units into account because they do not have an exercise price.
(3) Does not include the exercise price of options granted under the Employee Plan because no such options are outstanding.
(4) Includes 2,375,480 shares available for future issuance under the 2012 Stock Incentive Plan through grants of options, stock appreciation rights, restricted stock, restricted stock units or other stock awards. Also includes 251,707 shares available for future issuance under the 2012 Formula Plan through grants of restricted stock or restricted stock units. Also includes 1,351,688 shares available for future issuance under the Employee Plan. As noted above, grants under the Employee Plan have been suspended since December 31, 2005.
(5) Represents the Sonic Automotive, Inc. Nonqualified Employee Stock Purchase Plan (the “Nonqualified ESPP”). Grants under the Nonqualified ESPP have been suspended since December 31, 2005.
(6) Does not include the exercise price of options granted under the Nonqualified ESPP because no such options are outstanding.
Nonqualified Employee Stock Purchase Plan
The Nonqualified ESPP was adopted by the Board of Directors in 1998. The Nonqualified ESPP has not been approved by Sonic’s stockholders. The purpose of the Nonqualified ESPP is to provide employees of certain of Sonic’s subsidiaries that are not able to participate in the Employee Plan with a similar opportunity to acquire an ownership interest in Sonic. Both the Nonqualified ESPP and the Employee Plan permit eligible employees to purchase shares of Class A Common Stock at a discount from the market price. The terms of the Nonqualified ESPP are substantially similar to the terms of the Employee Plan, which has been approved by Sonic’s stockholders. Grants under the Nonqualified ESPP and the Employee Plan have been suspended since December 31, 2005.

The total number of shares of Class A Common Stock that were reserved for issuance under the Nonqualified ESPP is 300,000. Approximately 210,364 additional shares remain available for future option grants under the Nonqualified ESPP.
Employees of participating subsidiaries generally are eligible to participate in the Nonqualified ESPP if they work for Sonic and its subsidiaries on a full-time or part-time basis, are regularly scheduled to work more than 20 hours per week, are customarily employed more than five months in a calendar year and have completed one year of continuous service. Employees who are officers or directors of Sonic or any participating employer are not eligible to participate in the Nonqualified ESPP. In addition, employees who own or hold options to purchase (or who are treated under certain tax rules as owning or holding options to purchase) 5% or more of the total combined voting power or value of all classes of stock of Sonic or any subsidiary also are not eligible to participate in the Nonqualified ESPP.
Options generally are granted under the Nonqualified ESPP as of each January 1 to all eligible employees who elect to participate. However, grants under the Nonqualified ESPP have been suspended and no grants have been made since 2005. The Compensation Committee designates the number of shares of Class A Common Stock that can be purchased under each option, which number will be the same for each option granted on the same date and which also will be the same number of shares available under an option granted on the same date pursuant to the Employee Plan. The options have an exercise price per share equal to the lesser of (i) 85% of the fair market value per share of the Class A Common Stock on the date of grant or (ii) 85% of such fair market value on the date of exercise. No option can be granted that would permit a participant to purchase more than $25,000 worth of Class A Common Stock under the Nonqualified ESPP during the calendar year.
A participant can make contributions to the Nonqualified ESPP by after-tax payroll deduction or direct payment. To the extent that a participant has made contributions to the Nonqualified ESPP, his or her option will be exercised automatically to purchase Class A Common Stock on each exercise date during the calendar year in which the option is granted. The exercise dates generally are the last business day of March, June, September and December on which the NYSE is open for trading. The participant’s accumulated contributions as of each exercise date will be used to purchase whole shares of Class A Common Stock at the applicable option price, limited to the number of shares available for purchase under the option. The exercisability of options may accelerate in the event of a change in control of Sonic.
Options granted under the Nonqualified ESPP expire on the last exercise date of the calendar year in which granted. However, if a participant withdraws from the Nonqualified ESPP or terminates employment, the option may expire earlier.
In the event of certain changes in the capital stock of Sonic due to a reorganization, stock split, stock dividend, merger or other similar event, appropriate adjustments generally will be made to the shares of Class A Common Stock available for issuance under the Nonqualified ESPP, the shares of Class A Common Stock covered by outstanding options and the exercise price per share.
The Board of Directors of Sonic generally can amend, suspend or terminate the Nonqualified ESPP at any time. However, no amendment, suspension or termination may adversely affect the rights of the participant under an outstanding option without the participant’s consent. The Board of Directors suspended the Nonqualified ESPP effective December 31, 2005.

PROPOSAL 3
ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION
As required by Section 14A of the Exchange Act, we are requesting stockholder approval of the compensation of our Named Executive Officers in fiscal 2019, which is described in the “Compensation Discussion and Analysis” section, the compensation tables and the related narrative discussion of this Proxy Statement. This approval is not intended to address any specific item or element of compensation or the compensation of any particular Named Executive Officer, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, principles and policies used to determine compensation.
Stockholders were most recently asked to approve the compensation of the Company’s Named Executive Officers at our 2019 annual meeting of stockholders, and stockholders approved the Company’s Named Executive Officer compensation with more than 88% of the votes cast in favor. At the Company’s 2017 annual meeting of stockholders, we asked stockholders to indicate whether future advisory stockholder votes on Named Executive Officer compensation should occur every one, two or three years. Because the Board views it as a good corporate governance practice, and because at the 2017 annual meeting of stockholders a majority of the votes cast were in favor of an annual advisory vote, the Board adopted a policy that the Company will include an advisory stockholder vote on Named Executive Officer compensation in the Company’s proxy materials on an annual basis until the next required advisory stockholder vote on the frequency of advisory stockholder votes on Executive Officer compensation, which will occur no later than the Company’s annual meeting of stockholders in 2023.
Our compensation policies and procedures are competitive, are focused primarily on pay-for-performance principles and are intended to align with the long-term interests of our stockholders. We encourage you to carefully review the “Compensation Discussion and Analysis” section beginning on page 29 of this Proxy Statement for additional details on Sonic’s executive compensation, including Sonic’s compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the compensation of our Named Executive Officers in fiscal 2019.
Accordingly, the Company is asking stockholders to vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to Sonic’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis” section, the compensation tables and the related narrative discussion set forth on pages 29 to 52 of this Proxy Statement, is hereby approved.”
This vote is advisory, which means that the stockholder vote on this proposal will not be binding on Sonic, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of the Company’s stockholders and will carefully consider the outcome of the vote when making future compensation decisions for Sonic’s Named Executive Officers.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE APPROVAL, ON AN ADVISORY BASIS, OF
THE COMPENSATION OF SONIC’S NAMED EXECUTIVE OFFICERS IN FISCAL 2019
AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
SONIC AUTOMOTIVE, INC. 2012 FORMULA RESTRICTED STOCK AND
DEFERRAL PLAN FOR NON-EMPLOYEE DIRECTORS

On February 12, 2020, the Board of Directors approved an amendment and restatement of the 2012 Formula Plan, subject to and effective upon the approval of stockholders at the Annual Meeting. The 2012 Formula Plan provides for formula grants of restricted stock awards to Sonic’s non-employee directors. The amendment and restatement of the 2012 Formula Plan provides for an increase in the dollar value of the annual stock award to each eligible non-employee director from $130,000 to $145,000, reflecting an increase of $15,000.
The 2012 Formula Plan was first adopted by the Board of Directors on February 22, 2012 and approved by our stockholders at the 2012 annual meeting of stockholders. The 2012 Formula Plan was previously amended and restated effective as of April 18, 2017 upon stockholder approval at the 2017 annual meeting of stockholders.
The proposed increase in the dollar value of the annual stock award under the 2012 Formula Plan followed a review and evaluation of Sonic’s existing compensation program for our non-employee directors and is intended to adjust the equity compensation component in light of those offered by our peer group companies in the retail automotive sector.
The amendment and restatement of the 2012 Formula Plan would become effective as of April 29, 2020 upon requisite approval by our stockholders. If the amendment and restatement is not approved, the current 2012 Formula Plan will continue in effect.
The following is a summary of the 2012 Formula Plan, as amended and restated, submitted for stockholder approval. The summary describes the principal features of the 2012 Formula Plan, but it is qualified by reference to the full text of the amendment and restatement of the 2012 Formula Plan, which is included in this Proxy Statement as Appendix A.
Summary of Amendment and Restatement of the 2012 Formula Plan
Administration
Awards under the 2012 Formula Plan generally are intended to occur automatically without any discretion or additional approval necessary for grants to occur. Otherwise, the 2012 Formula Plan is administered by the Board of Directors. Subject to the terms of the 2012 Formula Plan (which dictates the recipients, amount and timing of restricted stock awards to be granted), the Board of Directors has the full authority to construe and interpret the 2012 Formula Plan and any related award agreement, to establish rules and regulations relating to plan administration, to review and determine all claims made under or with respect to the 2012 Formula Plan, to determine all questions arising under the 2012 Formula Plan, and to delegate routine administrative and recordkeeping responsibilities. Determinations made with respect to an individual non-employee director will be made without participation by such director.

Eligibility
Members of the Board of Directors who are not employed by Sonic or any of its subsidiaries are eligible to participate in the 2012 Formula Plan. Sonic currently has seven non-employee directors who are eligible to participate in the 2012 Formula Plan.
Shares Subject to the 2012 Formula Plan
The maximum number of shares of Sonic’s Class A Common Stock available for issuance under the 2012 Formula Plan is 500,000 shares, subject to adjustment as described below. Taking into account shares previously issued under the 2012 Formula Plan, there currently are 251,707 shares that remain available for grants under the 2012 Formula Plan. Shares of Class A Common Stock covered by restricted stock awards that are forfeited, canceled or otherwise terminated in whole or in part for any reason will be available for further grants under the 2012 Formula Plan.
In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, spin-off, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Class A Common Stock, equitable adjustments and/or substitutions, as applicable, to prevent the dilution or enlargement of rights will be made by the Board to the shares that may be issued under the 2012 Formula Plan and that are subject to outstanding awards under the 2012 Formula Plan.
Restricted Stock Award Elections
The 2012 Formula Plan provides that annual restricted stock awards will be granted in the form of restricted stock unless the non-employee director makes an irrevocable written election to instead receive such annual grant in the form of deferred restricted stock units. A deferred restricted stock unit is a non-voting unit that represents the contingent right to receive a share of Class A Common Stock in the future. Subject to vesting of the deferred restricted stock units, receipt of the corresponding shares of Class A Common Stock would then be deferred to a later date. A non-employee director who wishes to be granted deferred restricted stock units for a particular year must make a written election no later than December 31 of the prior calendar year. Deferral elections become irrevocable as of such December 31. Deferral elections apply to the full restricted stock award; no partial elections can be made. Interim grants of restricted stock awards during a year to newly appointed non-employee directors will be made in the form of restricted stock, with no deferral election available.
Formula Restricted Stock Awards — Grants of Restricted Stock or Deferred Restricted Stock Units
An annual restricted stock award – either in the form of restricted stock, or, subject to the non-employee director’s timely election, deferred restricted stock units – will be granted to each eligible non-employee director on the first business day following each annual meeting of Sonic’s stockholders. If the amended and restated 2012 Formula Plan is approved by stockholders, the number of restricted shares of Class A Common Stock or deferred restricted stock units, as applicable, to be granted to an eligible non-employee director will equal $145,000 (increased from $130,000) divided by the average closing sale price of the Class A Common Stock on the NYSE for the 20 trading days immediately prior to the grant date (rounded up to the nearest whole share). Generally, subject to the director’s continued service on the Board of Directors, the restricted stock award (whether restricted stock or deferred restricted stock units) will vest in full on the first anniversary of the grant date or, if earlier, the day before the next annual meeting of Sonic’s stockholders following the grant date.

The 2012 Formula Plan also provides that if a non-employee director initially becomes a member of the Board of Directors after the annual meeting of Sonic’s stockholders has been held for the year in which such initial appointment occurs, the non-employee director will receive a restricted stock grant effective on the date of his or her initial appointment to the Board. If the amended and restated 2012 Formula Plan is approved by stockholders, the number of restricted shares of Class A Common Stock subject to the award will equal $145,000 (increased from $130,000) divided by the average closing sale price of the Class A Common Stock on the NYSE for the 20 trading days immediately prior to the grant date (rounded up to the nearest whole share). Generally, subject to the director’s continued service on the Board of Directors, the restricted stock will vest in full on the first anniversary of the grant date.
If, on any grant date, the number of shares of Class A Common Stock attributable to restricted stock awards to be granted exceeds the number of shares then available for issuance under the 2012 Formula Plan, the number of shares of restricted stock and deferred restricted stock units to be granted to the non-employee directors on that grant date will be reduced on a pro rata basis.
Except in the event of a termination of service immediately prior to or upon a change in control (as described below), if a director’s service on the Board terminates for any reason other than death or disability, all of the director’s shares of restricted stock or deferred restricted units, as applicable, not vested at the time of such termination are forfeited. If the director’s service on the Board terminates due to his death or disability or immediately prior to or upon a change in control of the Company, the director’s restricted stock or deferred restricted stock units will become fully vested.
Shares of restricted stock may not be sold, assigned, pledged or otherwise transferred to the extent they remain unvested. Deferred restricted stock units may not be sold, assigned, pledged or otherwise transferred, whether vested or unvested. A director holding restricted stock will have the right to vote such shares of restricted stock and to receive dividends (if and when declared by the Board of Directors), although dividends paid in shares will be considered restricted stock. A director with deferred restricted stock units will not have voting or any other stockholder rights or ownership interest in shares of Class A Common Stock with respect to which the deferred restricted stock units are granted. However, dividend equivalents may apply, as described below under “— Additional Provisions for Deferred Restricted Stock Units.”
All restricted stock awards granted under the 2012 Formula Plan are subject to the terms and conditions of any applicable policy regarding clawbacks, forfeitures or recoupments adopted by Sonic.
Change in Control for Vesting Purposes
Upon either the consummation of a tender offer or exchange offer that constitutes a change in control of Sonic or the third business day prior to the effective date of any other change in control of Sonic, all outstanding restricted stock awards under the 2012 Formula Plan generally will become fully vested. Under the 2012 Formula Plan, a “change in control” generally means any merger or consolidation in which Sonic is not the surviving corporation and which results in the holders of the outstanding voting securities of Sonic (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation, any sale or transfer by Sonic of all or substantially all of its assets or the consummation of any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of Sonic.

Additional Provisions for Deferred Restricted Stock Units
Sonic will maintain a notional bookkeeping account to track a non-employee director’s vested deferred restricted stock units and any dividend equivalents attributable to such deferred restricted stock units.
If the Board of Directors declares a cash dividend during a calendar year with respect to the Class A Common Stock and the non-employee director becomes vested in his deferred restricted stock units, the non-employee director’s deferred account will be credited with an amount equal to the dividend paid with respect to a share of Class A Common Stock for each of his or her deferred restricted stock units that are outstanding on the applicable record date. Dividend equivalents accumulate without interest.
A non-employee director’s vested deferred restricted stock units credited to his deferred account will be settled in the form of a single lump sum payment of the equivalent number of shares of Class A Common Stock, and any dividend equivalents will be paid in cash, upon the earliest of the following to occur: (i) the non-employee director’s separation from service, (ii) a “change in control event,” (iii) a specific payment date designated by the non-employee director in the applicable deferral election, or (iv) the non-employee director’s death. A “change in control event” means a change in control as described above that also constitutes a change in the ownership or effective control of Sonic or a change in the ownership of a substantial portion of the assets of Sonic within the meaning of Section 409A of the Code. Payment also may be available earlier in the event of an unforeseen financial emergency beyond the non-employee director’s control.
If the non-employee director’s initial deferral election designated a specific payment date, the director may make a subsequent election to further defer settlement of his or her deferred restricted stock units (and payment of related dividend equivalents) if such election is made at least one year prior to the originally selected payment date and the subsequent payment date is at least five years after the originally selected payment date. In any event, payment still would be made earlier upon separation from service, a “change in control event” or death.
The deferred accounts for the 2012 Formula Plan are unfunded and unsecured. Directors are unsecured general creditors of Sonic with respect to payment of their benefits under the 2012 Formula Plan.
Amendment, Suspension or Termination
The Board of Directors may at any time amend, suspend or terminate the 2012 Formula Plan in whole or in part for any reason, although such action may be subject to stockholder approval if necessary to comply with legal, regulatory or securities exchange listing requirements. Unless terminated earlier, the 2012 Formula Plan is scheduled to terminate on April 17, 2027. No amendment, suspension or termination of the 2012 Formula Plan may adversely affect in any material way the rights of a director under any outstanding award without the director’s consent. Notwithstanding the foregoing, the Board of the Directors may terminate the 2012 Formula Plan with respect to deferred restricted stock units and pay directors their deferred restricted stock units and related dividend equivalents in a single lump sum to the extent permitted by and in accordance with Section 409A of the Code. The Board of Directors also may amend the 2012 Formula Plan and any outstanding awards in any respect it deems necessary or advisable to comply with securities exchange listing requirements, applicable law or other regulatory requirements without obtaining the individual consent of any director who holds an outstanding award.

Market Price of Class A Common Stock
The closing price of a share of Sonic’s Class A Common Stock on the NYSE on March 9, 2020 was $23.75.
Plan Benefits
As described above, only non-employee directors of Sonic are eligible to participate in the 2012 Formula Plan. Accordingly, none of our executive officers (including our named executive officers) or other employees are eligible to participate in the 2012 Formula Plan. The following table sets forth information about the restricted stock awards that will automatically be made to non-employee directors following the Annual Meeting if the amendment and restatement of the 2012 Formula Plan is approved by our stockholders.
NEW PLAN BENEFITS
Sonic Automotive, Inc.
2012 Formula Restricted Stock and Deferral Plan for Non-Employee Directors

Name and Position	Dollar Value ($)(1)	Number of Units (#)(1)
All current non-employee directors as a group	$1,015,000	—
________
(1) The dollar value shown is based on the formula for determining the number of restricted shares of Class A Common Stock or deferred restricted stock units, as applicable, to be granted to each non-employee director following the Annual Meeting. Each grant would consist of that number of shares, or a corresponding number of deferred restricted stock units, that equals $145,000 divided by the average closing sale price of the Class A Common Stock on the NYSE for the 20 trading days immediately prior to the grant date (rounded up to the nearest whole share). The number of shares of Class A Common Stock or number of deferred restricted stock units for each such grant is not determinable as of the date of this Proxy Statement due to fluctuating market prices.
The following is a brief summary of the current U.S. federal income tax consequences that generally apply with respect to restricted stock awards granted under the 2012 Formula Plan. Applicable laws and regulations may change in the future. This summary is not intended to be exhaustive and does not describe a number of various tax rules, including any foreign, state or local tax consequences that could apply to a particular individual or to Sonic under certain circumstances. This summary is not intended or written to be used (and cannot be used by any taxpayer) to avoid penalties that may be imposed on a taxpayer. Tax implications may vary due to individual circumstances. Award recipients are urged to consult their independent tax advisors about the tax consequences related to restricted stock awards under the 2012 Formula Plan.
Restricted Stock
The director normally will recognize ordinary income when the restrictions on the restricted stock lapse (i.e., at the time the restricted shares are no longer subject to a substantial risk of forfeiture or become transferable, whichever occurs first). However, a director may elect to recognize ordinary income at the time of grant by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the director will recognize as ordinary income the fair market value of such shares of stock at the time the income is recognized and Sonic generally will be entitled to a corresponding tax deduction. If the director subsequently disposes of the shares of Class A Common Stock, any additional gain or loss should be eligible for short-term or long-term capital gain or loss tax treatment depending on how long the shares were held after the ordinary income was recognized. If a director makes an “83(b) election” and then forfeits the shares of Class A Common Stock, the director generally will not be entitled to a refund with respect to the tax already paid.
Deferred Restricted Stock Units
The grant of deferred restricted stock units generally has no federal income tax consequences to Sonic or the non-employee director. When the deferred restricted stock units and any related dividend equivalents become payable, the director recipient will recognize ordinary income equal to the fair market value of the shares of Class A Common Stock received and the amount of cash received. Sonic generally will be allowed a federal income tax deduction equal to the same amount that the director recognizes as ordinary income.
Section 409A of the Code provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A of the Code also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A of the Code. Deferred restricted stock units granted under the 2012 Formula Plan are intended to comply with Section 409A of the Code. However, Sonic does not guarantee that the 2012 Formula Plan or any award granted under the 2012 Formula Plan complies with or is exempt from Section 409A of the Code and Sonic will not have any liability to, indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
THE SONIC AUTOMOTIVE, INC. 2012 FORMULA RESTRICTED STOCK AND
DEFERRAL PLAN FOR NON-EMPLOYEE DIRECTORS.

ADDITIONAL CORPORATE GOVERNANCE AND OTHER INFORMATION
Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters
The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. This Code of Business Conduct and Ethics, along with our Corporate Governance Guidelines, the Categorical Standards and the charters for the Audit Committee, the Compensation Committee and the NCG Committee, are available on our website, www.sonicautomotive.com. Copies of these documents are also available without charge upon written request to Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211.
We will disclose information regarding amendments to, or waivers from, our Code of Business Conduct and Ethics (to the extent required to be disclosed pursuant to Form 8-K) by posting this information on our website, www.sonicautomotive.com. The information on our website is not a part of this Proxy Statement.
Other Matters that May Be Considered at the Annual Meeting
In the event that any matters other than those referred to in the accompanying Notice of 2020 Annual Meeting of Stockholders should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.
Stockholder Proposals for the 2021 Annual Meeting of Stockholders
Any stockholder proposal intended to be included in Sonic’s proxy statement and form of proxy relating to the 2021 annual meeting of stockholders must be in writing and received by Sonic not later than November 18, 2020. Any such stockholder proposal must also comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to the attention of Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211, or faxed to his attention at (704) 973-9304. Pursuant to the SEC rules, submitting a proposal will not guarantee that it will be included in the Company’s proxy materials.
In addition, any stockholder proposal intended to be presented at the 2021 annual meeting of stockholders, but that will not be included in Sonic’s proxy statement and form of proxy relating to the 2021 annual meeting of stockholders, must be delivered to, or mailed and received at, Sonic’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the Annual Meeting. As a result, any proposals submitted by a stockholder pursuant to the provisions of Sonic’s Amended and Restated Bylaws (other than proposals submitted pursuant to Rule 14a-8) must be delivered, or mailed and received, no earlier than December 30, 2020 and no later than January 29, 2021. However, in the event that the date of the 2021 annual meeting of stockholders is more than 30 days before or more than 60 days after April 29, 2021, notice by the stockholder to be timely must be so delivered or received no earlier than the close of business on the 120th day prior to the date of the 2021 annual meeting of stockholders and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Stockholder proposals must include the specified information concerning the proposal and the stockholder submitting the proposal as set forth in Sonic’s Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws may be obtained by writing to Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211.
Expenses of Solicitation
Sonic will pay the entire cost of solicitation of proxies, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying proxy card, the notice letter and any additional soliciting materials sent by Sonic to stockholders. Further, Sonic may reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to solicitations by mail and the Internet, certain of Sonic’s directors, officers and employees, without additional compensation, may solicit proxies personally or by telephone, facsimile and e-mail.
Delivery of Proxy Materials
As permitted by the SEC rules, only one copy of this Proxy Statement and the annual report, or notice letter, as applicable, is being delivered to stockholders residing at the same address, unless one or more of such stockholders have notified Sonic of their desire to receive multiple copies of proxy statements, annual reports or notice letters.
Sonic will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement and the annual report, or notice letter, as applicable, to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of this Proxy Statement, the annual report or the notice letter, requests to receive multiple copies of future proxy statements, annual reports or notice letters, and requests to receive only one copy of future proxy statements, annual reports or notice letters should be directed to Mr. Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic Automotive, Inc., 4401 Colwick Road, Charlotte, North Carolina 28211 or by telephone at (704) 566-2400.

Appendix A
SONIC AUTOMOTIVE, INC.
2012 FORMULA RESTRICTED STOCK AND DEFERRAL PLAN
FOR NON-EMPLOYEE DIRECTORS
Amended and Restated Effective as of April 29, 2020

ARTICLE 1.PURPOSE AND EFFECTIVE DATE
1.1  Purpose of the Plan. The purpose of the Sonic Automotive, Inc. 2012 Formula Restricted Stock and Deferral Plan for Non-Employee Directors (the “Plan”) is to promote the interests of the Company and its stockholders by providing Non-Employee Directors with an opportunity to acquire ownership in the Company in order to more closely align their interests with those of the Company’s stockholders and to enhance the Company’s ability to attract and retain highly qualified Non-Employee Directors. The Plan is intended to constitute a “formula plan” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and shall be construed accordingly. As amended and restated, the Plan also is intended to permit Non-Employee Directors to defer receipt of awards granted under the Plan.
1.2  Effective Date.  The Plan was originally adopted by the Board of Directors on February 22, 2012 as the Sonic Automotive, Inc. 2012 Formula Restricted Stock Plan for Non-Employee Directors, and became effective upon the requisite approval of the Company’s stockholders at the 2012 Annual Meeting of Stockholders. At that time, the Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors, amended and restated as of May 11, 2009, automatically terminated and no further restricted stock awards may be granted thereunder. The Plan was previously amended and restated, with the Plan renamed as the Sonic Automotive, Inc. 2012 Formula Restricted Stock and Deferral Plan for Non-Employee Directors, effective as of April 18, 2017 upon the requisite approval of the Company’s stockholders at the 2017 Annual Meeting of Stockholders. This further amendment and restatement is a continuation of the Plan, and it shall be effective as of April 29, 2020, provided that this amendment and restatement of the Plan shall be subject to the requisite approval of the Company’s stockholders at the 2020 Annual Meeting of Stockholders.
1.3  Deferral Component of Plan. The deferral component of the Plan is an unfunded, nonqualified plan intended to comply with Section 409A of the Code.
ARTICLE 2.  DEFINITIONS
2.1  Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below:
(a)  “Average Market Value” means the average of the closing sale price of the Common Stock on the principal securities exchange on which the Common Stock is then traded for the twenty (20) trading days immediately preceding the Grant Date.
(b)  “Board” or “Board of Directors” means the Board of Directors of the Company.
(c)  “Change in Control” means any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of the Company.
(d)  “Change in Control Event” means a Change in Control that also constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code.
(e)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.
(f)  “Common Stock” means the Class A common stock of the Company, par value $0.01 per share.
(g)  “Company” means Sonic Automotive, Inc., a Delaware corporation, or any successor thereto.
(h)  “Deferred Restricted Stock Unit” or “Deferred RSU” means a non-voting unit of measurement that represents the contingent right to receive a share of Common Stock in the future. Deferred Restricted Stock Units are not actual shares of Common Stock.
(i)  “Deferred RSU Account” means a notional bookkeeping account maintained by the Company with respect to a Non-Employee Director’s vested Deferred RSUs in accordance with Section 5.2 and Article 7.
(j)  “Director” means a member of the Board of Directors.
(k)  “Disability” means, for purposes of vesting, a permanent and total disability as described in Section 22(e)(3) of the Code.
(l)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. Reference to any section of (or rule promulgated under) the Exchange Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.
(m)  “Grant Date” means the date on which a grant of a Restricted Stock Award is made to a Non-Employee Director pursuant to Section 6.1.
(n)  “Non-Employee Director” means a member of the Board of Directors who is not an employee of the Company or any of its Subsidiaries.
(o)  “Plan” means this Sonic Automotive, Inc. 2012 Formula Restricted Stock and Deferral Plan for Non-Employee Directors, as amended from time to time.
(p)  “Restricted Stock” means Common Stock granted to Non-Employee Directors pursuant to Article 6, which Common Stock is nontransferable and subject to a substantial risk of forfeiture.

(q)  “Restricted Stock Award” means a grant of Restricted Stock or Deferred Restricted Stock Units, as applicable.
(r)  “Separation from Service” means the date on which the Director ceases to be a member of the Board and incurs a “separation from service” within the meaning of Section 409A of the Code. However, in applying Sections 1563(a)(1), (2) and (3) of the Code for purposes of determining whether another organization is treated together with the Company as a single “service recipient” under Section 414(b) of the Code, and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining whether another organization is treated together with the Company as a single “service recipient” under Section 414(c) of the Code, 80% shall remain the applicable percentage in making such determinations. Whether a Separation from Service has occurred shall be determined in accordance with Section 409A of the Code.
(s)  “Unforeseeable Emergency” means a severe financial hardship to the Director resulting from (i) an illness or accident of the Director, the Director’s spouse or the Director’s dependent (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)); (ii) loss of the Director’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, as a result of a natural disaster); or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director.
ARTICLE 3.  ADMINISTRATION
Subject to the provisions of the Plan, the Board shall have full and exclusive power to administer the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration; to review and determine all claims for payments or otherwise made under or with respect to the Plan; to correct any defect, supply any omission and reconcile any inconsistency in the Plan or any agreement or instrument entered into under the Plan; to determine all questions arising under the Plan; and to delegate routine administrative and record keeping responsibilities under the Plan; provided, however, that in no event shall the Board have the power or authority to determine the recipients, amount, price or timing of Restricted Stock Awards to be granted under the Plan. Determinations made with respect to an individual Non-Employee Director shall be made without participation by such Non-Employee Director. All determinations, decisions and interpretations made by the Board pursuant to the provisions of the Plan shall be final, conclusive and binding on all parties, including Non-Employee Directors, the Company, the Company’s stockholders, and any other interested persons.
ARTICLE 4.  STOCK SUBJECT TO THE PLAN
4.1  Stock Available Under the Plan. Subject to adjustments as provided in Section 4.2, the aggregate number of shares of Common Stock that may be issued in connection with Restricted Stock Awards granted under the Plan is Five Hundred Thousand (500,000) shares of Common Stock. Shares of Common Stock issued under the Plan may be shares of original issuance, shares held in the treasury of the Company or shares purchased in the open market or otherwise. Shares of Common Stock covered by Restricted Stock Awards that are forfeited or canceled or otherwise are terminated in whole or in part for any reason shall be available for further grants under the Plan.
4.2  Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, spin-off, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Common Stock, equitable adjustments and/or substitutions, as applicable, to prevent the dilution or enlargement of rights shall be made by the Board to (a) the maximum number and kind of shares that may be issued under the Plan as set forth in Section 4.1; and (b) the number and kind of shares that are subject to then outstanding Restricted Stock Awards (including Deferred Restricted Stock Units). Notwithstanding the foregoing, the Board, in its discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock covered by an outstanding Restricted Stock Award. Notwithstanding the foregoing, adjustments under this Section 4.2 shall, to the extent practicable and applicable, be made in a manner consistent with the requirements of Section 409A of the Code.
ARTICLE 5.  PARTICIPATION AND RESTRICTED STOCK AWARD ELECTIONS
5.1  Eligibility. Each Non-Employee Director shall be eligible to receive Restricted Stock Awards as described below in Article 6 during his tenure as a Non-Employee Director.
5.2  Restricted Stock Award Elections.
(a)  Annual Grants. An annual grant of a Restricted Stock Award to a Non-Employee Director pursuant to Section 6.1(a) below shall be made in the form of Restricted Stock unless the Non-Employee Director makes an irrevocable written election to receive such annual grant in the form of Deferred Restricted Stock Units and, subject to vesting of such Deferred Restricted Stock Units, thereby to defer receipt of the corresponding shares of Common Stock to a future date in accordance with Article 7. For the avoidance of doubt, such an election will apply to the Restricted Stock Award in its entirety and no partial elections may be made. A Non-Employee Director who wishes to be granted Deferred Restricted Stock Units for a particular year must make a written election no later than December 31 of the calendar year prior to the calendar year in which the Restricted Stock Award will be granted pursuant to this Plan. All deferral elections must be in such form as the Company may prescribe and shall become irrevocable as of such December 31. Any such election shall be effective only for the Restricted Stock Award made in the following calendar year and shall not carry over to any subsequent calendar year. A new separate election must be submitted with respect to each Restricted Stock Award.
(b)  Interim Grants to New Non-Employee Directors. An interim grant of a Restricted Stock Award to a Non-Employee Director shall be made in the form of Restricted Stock pursuant to Section 6.1(b) below. No election shall be available to receive such interim grant in the form of Deferred Restricted Stock Units or to defer receipt of the corresponding shares of Common Stock to a future date.
ARTICLE 6.  FORMULA GRANTS OF RESTRICTED STOCK AWARDS
6.1  Formula Grants of Restricted Stock. Subject to the terms of the Plan, Restricted Stock shall be granted to Non-Employee Directors automatically and without further action of the Board of Directors as follows:
(a)  Annual Grants. On the first business day following each annual meeting of the Company’s stockholders, each Non-Employee Director who is then a member of the Board shall receive a grant of Restricted Stock consisting of that number of shares that equals $145,000 divided by the Average Market Value of the Common Stock as of the Grant Date, rounded up to the nearest whole share;

provided, however, that if the Non-Employee Director timely made an irrevocable election to instead be granted Deferred Restricted Stock Units, the Non-Employee Director instead shall be credited with that same number of Deferred Restricted Stock Units. The shares or Deferred Restricted Stock Units, as applicable, covered by such Restricted Stock Award shall vest in full on the earlier of (i) the first anniversary of the Grant Date or (ii) the day before the next annual meeting of the Company’s stockholders following the Grant Date. Vesting on any such date is subject to continued service as a Director (whether or not in the capacity of a Non-Employee Director) through such date.
(b)  Interim Grants to New Non-Employee Directors. If a Non-Employee Director initially becomes a member of the Board during a calendar year but after the annual meeting of the Company’s stockholders has been held for such year, the Non-Employee Director shall receive a grant of Restricted Stock, effective as of the date of such initial appointment to the Board, consisting of that number of shares that equals $145,000 divided by the Average Market Value of the Common Stock as of the Grant Date, rounded up to the nearest whole share. The shares covered by such grant of Restricted Stock shall vest in full on the first anniversary of the Grant Date. Vesting on such date is subject to continued service as a Director (whether or not in the capacity of a Non-Employee Director) through such date.
(c)  Pro Rata Allocation. If, on any Grant Date, the number of shares of Common Stock with respect to which Restricted Stock and Deferred Restricted Stock Units shall be granted pursuant to this Section 6.1 exceeds the number of shares then available for issuance under the Plan, the number of shares of Restricted Stock and number of Deferred Restricted Stock Units to be granted to the Non-Employee Directors on such Grant Date shall be reduced on a pro rata basis.
6.2  Termination of Service. Except as provided in Section 6.3 below which shall apply in the event of a termination of service immediately prior to or upon a Change in Control, if a Director’s service on the Board terminates for any reason other than the Director’s death or Disability, all shares of Restricted Stock or, if applicable, all Deferred Restricted Stock Units not vested at the time of such termination shall be immediately and automatically forfeited by such Director. If a Director’s service on the Board terminates by reason of the Director’s death or Disability, the Restricted Stock or Deferred Restricted Stock Units held by the Director shall vest in full as of the date of such termination.
6.3  Change in Control. Notwithstanding any other provision of the Plan, all outstanding shares of Restricted Stock and Deferred Restricted Stock Units shall be deemed vested as of (a) the date of consummation of a tender offer or exchange offer that constitutes a Change in Control or (b) the third business day prior to the effective date of any other Change in Control.
6.4  Stockholder Rights. Except as otherwise provided by the Plan, a Non-Employee Director who has been granted Restricted Stock shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if and when declared by the Board of Directors. With respect to any shares of Restricted Stock received as a result of adjustments under Section 4.2 hereof and also any shares of Common Stock that result from dividends declared on the Common Stock, the Non-Employee Director shall have the same rights and privileges, and be subject to the same restrictions, as apply generally to Restricted Stock under the Plan. A Director shall have no voting or other stockholder rights or ownership interest in shares of Common Stock with respect to which Deferred Restricted Stock Units are granted.
6.5  Award Agreement. Each grant of a Restricted Stock Award shall be evidenced by an award agreement between the Non-Employee Director and the Company.

6.6  Issuance of Restricted Stock/Stock Certificates. A grant of Restricted Stock may be evidenced in such manner as the Company shall deem appropriate, including without limitation, book-entry registration or the issuance of a stock certificate (or certificates) representing the number of shares of Restricted Stock granted to the Non-Employee Director, containing such legends as the Company deems appropriate and held in custody by the Company or on its behalf, in which case the grant of Restricted Stock shall be accompanied by appropriate stop-transfer instructions to the transfer agent for the Common Stock, until the restrictions lapse and the shares of Restricted Stock become vested. The Company may require the Director to deliver to the Company a stock power, endorsed in blank, relating to the shares of Restricted Stock to be held in custody by or for the Company.
ARTICLE 7.  DEFERRED RESTRICTED STOCK UNITS
7.1  Deferral and Payment Election for Deferred RSUs.
(a)  Irrevocable Election. In accordance with Section 5.2(a), a Non-Employee Director who wishes to receive Deferred Restricted Stock Units for a particular year must make a written election no later than December 31 of the calendar year prior to the calendar year in which the Restricted Stock Award will be granted pursuant to this Plan. By making such election, the Non-Employee Director shall thereby make an irrevocable election to defer the settlement of all, but not less than all, of the Deferred Restricted Stock Units to be granted to such Non-Employee Director and, subject to vesting of such Deferred Restricted Stock Units, thereby defer receipt of the corresponding shares of Common Stock to a future date as described in Section 7.1(b) after the Deferred Restricted Stock Units vest. All deferral elections must be in such form as the Company may prescribe and shall become irrevocable as of such December 31. Any deferral election shall be effective only for the Restricted Stock Award made in the following calendar year and shall not carry over to any subsequent calendar year. A new separate election must be submitted with respect to each Restricted Stock Award.
(b)  Time and Form of Settlement for Deferred RSUs. A Non-Employee Director’s vested Deferred Restricted Stock Units and any related dividend equivalents credited to his Deferred RSU Account pursuant to Section 7.2 shall be settled in accordance with Section 7.3 in the form of a single lump sum payment of the equivalent number of shares of Common Stock upon the earliest to occur of the following: (i) the Non-Employee Director’s Separation from Service, (ii) a Change in Control Event, (iii) a specified payment date designated by the Non-Employee Director in his deferral election (which date must be a permitted payment date under Section 409A of the Code), or (iv) the Non-Employee Director’s death.
If the Non-Employee Director’s initial deferral election included a specified payment date as described above in Section 7.1(b)(iii), the Non-Employee Director may make a subsequent election to further defer settlement of such vested Deferred Restricted Stock Units (and payment of related dividend equivalents) if such election is made at least one (1) year prior to the originally selected specified payment date and the subsequent specified payment date is at least five (5) years after the originally selected specified payment date. In such case, the Non-Employee Director’s vested Deferred Restricted Stock Units and any related dividend equivalents credited to his Deferred RSU Account pursuant to Section 7.2 shall be settled in accordance with Section 7.3 in the form of a single lump sum payment of the equivalent number of shares of Common Stock upon the earliest to occur of the following: (i) the Non-Employee Director’s Separation from Service, (ii) a Change in Control Event, (ii) the specified payment date designated by the Non-Employee Director in his subsequent deferral election (which date must be a permitted payment date under Section 409A of the Code), or (iv) the Non-Employee Director’s death.

(c)  Deferred RSU Account. A Deferred RSU Account shall be established and maintained by the Company on behalf of each Non-Employee Director who is credited with vested Deferred Restricted Stock Units. Upon the vesting of such Deferred Restricted Stock Units, the Non-Employee Director’s Deferred RSU Account shall be credited with that same number of Deferred Restricted Stock Units and, in accordance with Section 7.2, any dividend equivalents attributable to such Deferred Restricted Stock Units as of such vesting date. Thereafter, the Non-Employee Director’s Deferred RSU Account shall be credited with any additional applicable dividend equivalents attributable to such Deferred Restricted Stock Units in accordance with Section 7.2.
7.2  Dividend Equivalents.  If the Board of Directors of the Company declares a cash dividend during a calendar year with respect to the Common Stock and the Non-Employee Director becomes vested in his Deferred Restricted Stock Units, the Non-Employee Director’s Deferred RSU Account shall be credited with an amount equal to the dividend paid with respect to a share of Common Stock for each of his Deferred Restricted Stock Units that are outstanding on (and have not been forfeited or settled prior to) the applicable record date. Dividend equivalents shall be paid in a single cash lump sum at the same time that the vested Deferred Restricted Stock Units are settled in accordance with Section 7.1(b) and Section 7.3. Dividend equivalents credited to a Deferred RSU Account shall be credited and accumulate without interest.
7.3  Settlement of Deferred Restricted Stock Units.
(a)  Separation from Service. If a Non-Employee Director’s vested Deferred Restricted Stock Units become payable upon a Separation from Service (other than due to death), then within sixty (60) days after the Director’s Separation from Service, such Deferred Restricted Stock Units shall be settled in a single complete distribution and paid to the Director in the form of an equivalent number of whole shares of Common Stock and any dividend equivalents attributable to the Deferred Restricted Stock Units shall be paid to the Director in cash in a single lump sum; provided, however, that the Director is not permitted, directly or indirectly, to designate the taxable year of the payment.
Notwithstanding the foregoing, if a Director is deemed by the Company at the time of the Director’s Separation from Service to be a “specified employee” within the meaning of Section 409A of the Code (and determined in accordance with the provisions of the Company’s Deferred Compensation Plan) for purposes of this Plan, the payment of his vested Deferred Restricted Stock Units (and any unpaid accumulated dividend equivalents) shall not be made until the first day of the seventh month after the Director’s Separation from Service (or upon the Director’s death, if earlier). Such a delay shall apply only to the extent required under Section 409A of the Code.
(b)  Change in Control Event. If a Non-Employee Director’s vested Deferred Restricted Stock Units become payable upon a Change in Control Event, then within thirty (30) days after the Change in Control Event, such Deferred Restricted Stock Units credited to a Non-Employee Director shall be settled in a single complete distribution and paid to the Director in the form of an equivalent number of whole shares of Common Stock and any dividend equivalents attributable to the Deferred Restricted Stock Units shall be paid to the Director in cash in a single lump sum; provided, however, that the Director is not permitted, directly or indirectly, to designate the taxable year of the payment.
(c)  Specified Payment Date. If a Non-Employee Director’s vested Deferred Restricted Stock Units become payable upon a specified payment date, then within sixty (60) days after such specified payment date, such vested Deferred Restricted Stock Units shall be settled in a single complete distribution and paid to the Director in the form of an equivalent number of whole shares of

Common Stock and any dividend equivalents attributable to the Deferred Restricted Stock Units shall be paid to the Director in cash in a single lump sum; provided, however, that the Director is not permitted, directly or indirectly, to designate the taxable year of the payment.
(d)  Death. If a Non-Employee Director’s vested Deferred Restricted Stock Units become payable upon the Non-Employee Director’s death, then within ninety (90) days after the Director’s death, such Deferred Restricted Stock Units shall be settled in a single complete distribution in the form of an equivalent number of whole shares of Common Stock and any dividend equivalents attributable to the Deferred Restricted Stock Units shall be paid in cash in a single lump sum, in each case paid to the Director’s designated beneficiary, or if there is no designated beneficiary, then to the Director’s estate. If the Non-Employee Director’s vested Deferred Restricted Stock Units become payable under Sections 7.3(a), (b) or (c) but the Non-Employee Director dies before complete payment with respect to his Deferred RSU Account is made, any remaining payment shall be made to the Director’s designated beneficiary, or if there is no designated beneficiary, then to the Director’s estate.
A Non-Employee Director may designate (in such form and manner determined by the Company) a beneficiary to receive shares of Common Stock and cash payment for dividend equivalents that may be payable under the Plan following the Director’s death. The Non-Employee Director may change such designation from time to time, and the last written designation properly executed and delivered (as directed by the Company) prior to the Director’s death will control. If a Non-Employee Director does not properly designate a beneficiary, or if no designated beneficiary survives the Non-Employee Director, or if the designated beneficiary survives the Non-Employee Director but dies before payment is made, then payment shall be made to the estate of the Non-Employee Director. The Board (or its authorized delegate) may determine the identity of such beneficiaries as necessary and shall incur no responsibility by reason of the delivery of a payment in accordance with any such determination made in good faith.
(e)  Fractional Deferred RSUs. At the time of settlement and payment of a Non-Employee Director’s Deferred RSU Account, any fractional Deferred Restricted Stock Units then credited to the Non-Employee Director’s Deferred RSU Account shall be paid in cash.
7.4  Unforeseeable Emergency. A Director who experiences an Unforeseeable Emergency may submit a written request to the Board to receive payment of all or a portion of his vested Deferred Restricted Stock Units in the form of shares of Common Stock and accumulated but unpaid dividend equivalent amounts in the form of cash. Any such written request must set forth the circumstances constituting such Unforeseeable Emergency. Whether a Director is faced with an Unforeseeable Emergency permitting an emergency payment and the amount payable shall be determined by the Board in its discretion based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of Unforeseeable Emergency may not be made to the extent that such emergency is or may be reimbursed through insurance or otherwise, or by liquidation of the Director’s assets, to the extent the liquidation of such assets would not cause severe financial hardship. If an emergency payment is approved by the Board, the amount of the payment shall not exceed the amount reasonably necessary to satisfy the need, including amounts necessary to pay any taxes or penalties that the Director reasonably anticipates will result from the payment. Emergency payments with respect to Deferred Restricted Stock Units and dividend equivalent amounts shall be made within sixty (60) days following the date the payment is approved by the Board (provided, however, that the Director is not permitted, directly or indirectly, to designate the taxable year of the payment).

7.5  Acceleration of or Delay in Payments. The Board, in its sole and absolute discretion, may elect to accelerate the time of payment of a benefit owed to the Director under this Article 7, provided such acceleration is permitted under Treasury Regulation Section 1.409A-3(j)(4). The Board may also, in its sole and absolute discretion, delay the time for payment of a benefit owed to the Director under this Article 7, to the extent permitted under Treasury Regulation Section 1.409A-2(b)(7).
7.6  Nonqualified Deferred Compensation Plan. The provisions of the Plan as they apply to Deferred Restricted Stock Units are intended to constitute an unfunded, nonqualified deferred compensation plan that complies with the requirements of Section 409A of the Code.
ARTICLE 8.  AMENDMENT, SUSPENSION AND TERMINATION
The Board may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided that, any such amendment, suspension or termination of the Plan shall be subject to the requisite approval of the stockholders of the Company to the extent stockholder approval is necessary to satisfy the applicable requirements of the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, NASDAQ or securities exchange listing requirements or any other law or regulation. Unless sooner terminated by the Board, the Plan shall terminate on April 17, 2027, a term of ten years from the date the amendment and restatement of the Plan became effective upon the requisite approval of the Company’s stockholders. No further Restricted Stock Awards may be granted after the termination of the Plan, but the Plan shall remain effective with respect to any then outstanding Restricted Stock Awards. Except as otherwise provided herein, no amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Non-Employee Director under any outstanding Restricted Stock Award without the Non-Employee Director’s consent. Notwithstanding the foregoing, it is expressly contemplated that the Board may amend the Plan or the terms of any outstanding Restricted Stock Award in any respect it deems necessary or advisable to comply with any exchange listing requirement, applicable law or other regulatory requirements, including, but not limited to, Section 409A of the Code, without obtaining the individual consent of any Non-Employee Director who holds an outstanding Restricted Stock Award. Notwithstanding the foregoing, the Board may terminate the Plan with respect to Deferred Restricted Stock Units and pay Directors their Deferred Restricted Stock Units and related dividend equivalents in a single lump sum only to the extent permitted by and in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix).
ARTICLE 9.  TAX MATTERS
9.1  Withholding. To the extent applicable, a Director that has received a Restricted Stock Award under this Plan shall pay or make provision for payment to the Company the amount necessary to satisfy any federal, state or local withholding requirements applicable to any taxable event arising in connection with the Restricted Stock Award. The determination of the withholding amounts due in such event shall be made by the Company and shall be binding upon the Director. The Company shall not be required to deliver or release any shares of Common Stock unless the Director has made acceptable arrangements to satisfy any such withholding requirements. Notwithstanding the foregoing, nothing in this Section shall be construed to impose on the Company a duty to withhold where applicable law does not require such withholding.
9.2  Section 83(b) Election. If a Non-Employee Director makes an election pursuant to Section 83(b) of the Code with respect to Restricted Stock, the Non-Employee Director shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code.

ARTICLE 10.  GENERAL PROVISIONS
10.1  Restrictions on Stock Ownership/Legends. Notwithstanding anything in the Plan to the contrary, the Board, in its discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability regardless of whether or not the Common Stock is otherwise vested. All stock certificates representing shares of Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable and the Board may cause any such certificates to have legends affixed thereto to make appropriate references to any applicable restrictions.
10.2  Company Policies. All Restricted Stock Awards granted under the Plan shall be subject to the terms and conditions of any applicable policy regarding clawbacks, forfeitures, or recoupments adopted by the Company.
10.3  No Guarantee of Continued or Future Service on the Board. Nothing in the Plan or any award agreement shall be construed to confer upon any Director any right to continued or future service on the Board of Directors.
10.4  No Trust or Fund Created. To the extent that any person acquires a right to receive Common Stock under the Plan, such right shall be only contractual in nature unsecured by any assets of the Company or any subsidiary. Deferred RSUs and dividend equivalents with respect thereto shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company, and a Director (and any person claiming through him or her) shall have only the status of an unsecured general creditor of the Company with respect thereto. Neither the Company nor any subsidiary shall be required to segregate any specific funds, assets or other property with respect to any Restricted Stock Awards or other benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company or any Subsidiary, on the one hand, and any Director or other person, on the other hand.
10.5  Compliance with Code Section 409A. It is generally intended that the Plan and all Restricted Stock Awards hereunder either comply with or meet the requirements for an exemption from Section 409A of the Code and the Plan shall be operated and administered accordingly. Notwithstanding anything in the Plan to the contrary, the Board may amend or vary the terms of Restricted Stock Awards under the Plan in order to conform such terms to the requirements of Section 409A of the Code. Notwithstanding any other provisions of the Plan or any award agreement, the Company does not guarantee to any Director (or any other person with an interest in a Restricted Stock Award) that the Plan or any Restricted Stock Award hereunder complies with or is exempt from Section 409A of the Code and shall not have any liability to or indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.
10.6  Nontransferability. Except as otherwise provided herein, Restricted Stock Awards (and any related dividend equivalents) may not be sold, assigned, conveyed, pledged, exchanged, hypothecated, alienated or otherwise disposed of or transferred in any manner (other than by will or the laws of descent or distribution). Any attempted transfer in violation of the Plan shall relieve the Company from any obligations to the Director (or any person claiming through a Director) hereunder.

10.7  Requirements of Law. The granting of Restricted Stock Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. To the extent applicable, the Plan and Restricted Stock Awards granted hereunder are intended to comply with the provisions of and satisfy the requirements for exemption under Rule 16b-3 or any successor rule under the Exchange Act.
10.8  Approvals and Listing. The Company shall not be required to grant any Restricted Stock Awards or issue any certificate or certificates for shares of Common Stock under the Plan prior to (a) obtaining any required approval from the stockholders of the Company; (b) obtaining any approval from any governmental agency that the Company shall, in its discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Company’s Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may require that any Non-Employee Director granted a Restricted Stock Award hereunder make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, the Company shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.
10.19  Other Corporate Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.
10.10  Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.
10.11  Severability. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Board may elect in its discretion to construe such invalid or unenforceable provision in a manner that conforms to applicable law or as if such provision was omitted.
10.12 Governing Law. To the extent not preempted by federal law, the Plan, and all award agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of law thereof). The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan or any Restricted Stock Awards hereunder will be exclusively in the courts of the State of North Carolina, County of Mecklenburg, including the federal courts located therein (should federal jurisdiction exist).
10.13  Successors. All obligations of the Company under the Plan with respect to Restricted Stock Awards granted hereunder shall be binding on any successor of the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company or other transaction.

10.14  Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.